                                                                    Exhibit 2.01



                         AGREEMENT AND PLAN OF MERGER


                           Dated as of June 24, 1998


                                  By and Among


                             AVIVA PETROLEUM INC.,


                               AVIVA MERGER INC.


                                      and


                         GARNET RESOURCES CORPORATION

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I

     DEFINITIONS

     SECTION 1.01  Definitions................................................1
                   -----------
     SECTION 1.02  Rules of Construction......................................1
                   ---------------------

ARTICLE II

     TERMS OF MERGER

     SECTION 2.01  Statutory Merger...........................................2
                   ----------------
     SECTION 2.02  Effective Time.............................................2
                   --------------
     SECTION 2.03  Effect of the Merger.......................................2
                   --------------------
     SECTION 2.04  Certificate of Incorporation; Bylaws.......................2
                   ------------------------------------
     SECTION 2.05  Directors and Officers.....................................2
                   ----------------------

ARTICLE III

     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 3.01  Merger Consideration; Conversion and Cancellation of
                   ----------------------------------------------------
                   Securities.................................................3
                   ----------
     SECTION 3.02  Exchange of Certificates...................................4
                   ------------------------
     SECTION 3.03  Closing....................................................7
                   -------
     SECTION 3.04  Stock Transfer Books.......................................7
                   --------------------

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     SECTION 4.01  Organization and Qualification; Subsidiaries................7
                   --------------------------------------------
     SECTION 4.02  Certificate of Incorporation and Bylaws.....................8
                   ---------------------------------------
     SECTION 4.03  Capitalization..............................................8
                   --------------
     SECTION 4.04  Authorization of Agreement..................................9
                   --------------------------
     SECTION 4.05  Approvals...................................................9
                   ---------
     SECTION 4.06  No Violation...............................................10
                   ------------
     SECTION 4.07  Reports....................................................10
                   -------
     SECTION 4.08  No Material Adverse Effect; Conduct........................11
                   -----------------------------------
     SECTION 4.09  Title to Properties........................................12
                   -------------------
     SECTION 4.10  Certain Obligations........................................15
                   -------------------


                          AGREEMENT AND PLAN OF MERGER

     SECTION 4.11  Authorizations; Compliance.................................15
                   --------------------------
     SECTION 4.12  Litigation; Compliance with Laws...........................16
                   --------------------------------
     SECTION 4.13  Employee Benefit Plans.  ..................................16
                   ----------------------
     SECTION 4.14  Taxes......................................................16
                   -----
     SECTION 4.15  Environmental Matters......................................17
                   ---------------------
     SECTION 4.16  Insurance..................................................18
                   ---------
     SECTION 4.17  Affiliates.................................................18
                   ----------
     SECTION 4.18  Certain Business Practices.................................18
                   --------------------------
     SECTION 4.19  Brokers....................................................18
                   -------

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

     SECTION 5.01  Organization and Qualification; Subsidiaries.  ............19
                   --------------------------------------------
     SECTION 5.02  Certificate of Incorporation and Bylaws....................19
                   ---------------------------------------
     SECTION 5.03  Capitalization.............................................19
                   --------------
     SECTION 5.04  Authorization of Agreement.................................20
                   --------------------------
     SECTION 5.05  Approvals..................................................20
                   ---------
     SECTION 5.06  No Violation...............................................21
                   ------------
     SECTION 5.07  Reports....................................................21
                   -------
     SECTION 5.08  No Material Adverse Effect; Conduct........................22
                   -----------------------------------
     SECTION 5.09  Title to Properties........................................22
                   -------------------
     SECTION 5.10  Certain Obligations........................................26
                   -------------------
     SECTION 5.11  Authorizations; Compliance.................................26
                   --------------------------
     SECTION 5.12  Litigation; Compliance with Laws...........................26
                   --------------------------------
     SECTION 5.13  Employee Benefit Plans.  ..................................27
                   ----------------------
     SECTION 5.14  Taxes......................................................29
                   -----
     SECTION 5.15  Environmental Matters......................................30
                   ---------------------
     SECTION 5.16  Insurance.  ...............................................30
                   ---------
     SECTION 5.17  Certain Business Practices.................................31
                   --------------------------
     SECTION 5.18  Newco......................................................31
                   ------
     SECTION 5.19  Brokers....................................................31
                   -------

ARTICLE VI

     COVENANTS

     SECTION 6.01  Affirmative Covenants......................................31
                   ---------------------
     SECTION 6.02  Negative Covenants.........................................32
                   ------------------
     SECTION 6.03  No Solicitation............................................37
                   ---------------
     SECTION 6.04  Access and Information.....................................39
                   ----------------------



                         AGREEMENT AND PLAN OF MERGER

ARTICLE VII

     ADDITIONAL AGREEMENTS

     SECTION 7.01  Meetings of Stockholders...................................39
                   ------------------------
     SECTION 7.02  Registration Statement; Proxy Statements...................40
                   ----------------------------------------
     SECTION 7.03  Appropriate Action; Consents; Filings......................42
                   -------------------------------------
     SECTION 7.04  Affiliates.................................................43
                   -----------
     SECTION 7.05  Public Announcements.......................................43
                   --------------------
     SECTION 7.06  Stock Exchange Listings....................................44
                   -----------------------
     SECTION 7.07  State Takeover Statute.....................................44
                   ----------------------
     SECTION 7.08  Indemnification of Directors and Officers..................44
                   -----------------------------------------
     SECTION 7.09  Event Notices..............................................45
                   -------------

ARTICLE VIII

     CLOSING CONDITIONS

     SECTION 8.01  Conditions to Obligations of Each Party Under This Agreement
                   ------------------------------------------------------------
               ...............................................................45
     SECTION 8.02  Additional Conditions to Obligations of the Acquiror
                   ----------------------------------------------------
                   Companies..................................................46
                   ---------
     SECTION 8.03  Additional Conditions to Obligations of the Company........48
                   ---------------------------------------------------

ARTICLE IX

     TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01  Termination................................................48
                   -----------
     SECTION 9.02  Effect of Termination......................................50
                   ---------------------
     SECTION 9.03  Amendment..................................................50
                   ---------
     SECTION 9.04  Waiver.....................................................50
                   ------
     SECTION 9.05  Fees, Expenses and Other Payments..........................51
                   ---------------------------------

ARTICLE X

     GENERAL PROVISIONS

     SECTION 10.01 Effectiveness of Representations, Warranties and Agreements
                   -----------------------------------------------------------
                   ...........................................................51
     SECTION 10.02 Notices....................................................52
                   -------
     SECTION 10.03 Headings...................................................53
                   --------
     SECTION 10.04 Severability...............................................53
                   ------------
     SECTION 10.05 Entire Agreement...........................................53
                   ----------------
     SECTION 10.06 Assignment.................................................53
                   ----------


                         AGREEMENT AND PLAN OF MERGER

     SECTION 10.07 Parties in Interest........................................53
                   -------------------
     SECTION 10.08 Failure or Indulgence Not Waiver; Remedies Cumulative......53
                   -----------------------------------------------------
     SECTION 10.09 Governing Law..............................................53
                   -------------
     SECTION 10.10 Specific Performance.......................................54
                   --------------------
     SECTION 10.11 Counterparts...............................................54
                   ------------



                         AGREEMENT AND PLAN OF MERGER

                                    ANNEXES
                                    -------

Annex A      Schedule of Defined Terms
Annex B      Affiliate's Agreement (Garnet Resources Corporation Affiliates)





                         AGREEMENT AND PLAN OF MERGER

                         AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of June 24, 1998 (this "Agreement"), is by and among Aviva Petroleum Inc., a Texas corporation (the "Acquiror"), Aviva Merger Inc., a Delaware corporation and a wholly owned, indirect subsidiary of the Acquiror ("Newco"), and Garnet Resources Corporation, a Delaware corporation (the "Company"). The Acquiror and Newco are sometimes referred to herein as the "Acquiror Companies."

                                   RECITALS:

         The Board of Directors of the Company has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the business strategy of the Company and is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and recommended approval and adoption of this Agreement by the stockholders of the Company.

         The Board of Directors of the Acquiror has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Acquiror and is fair to, and in the best interests of, the Acquiror and its stockholders and has approved and adopted this Agreement and recommended approval and adoption of this Agreement by the stockholders of the Acquiror.

         Upon the terms and subject to the conditions of this Agreement and in accordance with the GCL, Newco will merge with and into the Company and the Company will be the Surviving Corporation.

         The parties hereto have acknowledged that the Merger will not qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01 Definitions. Certain capitalized and other terms used in
                      -----------
this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         SECTION 1.02 Rules of Construction. Unless the context otherwise
                      ---------------------
requires, as used in this Agreement: (a) a term has the meaning ascribed to it in Annex A; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means "including without limitation;" (e) words in the singular include the plural; (f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; (i) the terms "Article" or "Section" shall refer to the specified

Article or Section of this Agreement; and (j) the phrase "oil and gas properties of a party hereto" or any variant thereof shall include the oil and gas properties of a Subsidiary of such party.

                                  ARTICLE II

                                TERMS OF MERGER

         SECTION 2.01 Statutory Merger. Subject to the terms and conditions and
                      ----------------
in reliance upon the representations, warranties, covenants and agreements contained herein, Newco shall merge with and into the Company at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of each of the Constituent Corporations shall cease and the Company shall continue as the Surviving Corporation.

         SECTION 2.02 Effective Time. As soon as practicable after the
                      --------------
satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the GCL.

         SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of
                      --------------------
the Merger shall be as provided in the applicable provisions of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, the Surviving Corporation shall possess all the rights, privileges, power and franchises as well of a public as of a private nature and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such Constituent Corporations shall be vested in the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of such Constituent Corporation shall be preserved unimpaired. and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         SECTION 2.04 Certificate of Incorporation; Bylaws. At the Effective
                      ------------------------------------
Time, the certificate of incorporation and the bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Surviving Corporation.

         SECTION 2.05 Directors and Officers. The directors of Newco immediately
                      ----------------------
prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the


                         AGREEMENT AND PLAN OF MERGER

Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01 Merger Consideration; Conversion and Cancellation of
                      ----------------------------------------------------
Securities. At the Effective Time, by virtue of the Merger and without any
----------
action on the part of the Acquiror Companies, the Company or the holders of any of the following securities:

              (a) (i)   Subject to the other provisions of this Article III,
         each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Section 3.01(c)) shall be converted into one-tenth (0.1) of one share of the Acquiror Common Stock. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Acquiror Common Stock or the Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (ii) Notwithstanding the provisions of subsection 3.01(a)(i) above, if any former holder of Company Common Stock would be entitled to receive less than 100 shares of Acquiror Common Stock pursuant to the provisions of subsection 3.01(a)(i), then no shares of Aquiror Common Stock shall be issued to such holder and, in lieu thereof, the Acquiror shall pay such holder cash in the amount of $0.20 for each share of Acquiror Common Stock to which such holder would, but for this subsection 3.01(a)(ii), have been entitled.

              (b) All shares of Company Common Stock shall, upon conversion thereof into shares of Acquiror Common Stock at the Effective Time, cease to be outstanding and shall be automatically canceled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Section 3.01(c)) shall thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of Acquiror Common Stock determined pursuant to the Common Stock Exchange Ratio and, if applicable, the right to receive cash pursuant to Section 3.02(d) or
         (e) or both. The holders of certificates previously evidencing Company Common Stock shall cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by law.

              (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by the Acquiror or any direct or indirect wholly owned


                          AGREEMENT AND PLAN OF MERGER

         Subsidiary of the Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without conversion thereof.

              (d) Each share of common stock, par value $0.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

         SECTION 3.02  Exchange of Certificates.
                       ------------------------

                  (a)   Exchange Fund. At the Closing, the Acquiror shall
                        -------------
         deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the former holders of Company Common Stock and for exchange through the Exchange Agent in accordance with this Article III, (i) certificates evidencing that number of shares of the Acquiror Common Stock equal to the product of the Common Stock Exchange Ratio and the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of any such shares to be canceled pursuant to Section 3.01(c)) and (ii) cash in an amount sufficient to cover the Acquiror's obligations pursuant to subsection 3.01(a)(ii). The Exchange Agent shall, pursuant to irrevocable instructions from the Acquiror, deliver certificates evidencing the Acquiror Common Stock to the Depositary for deposit pursuant to the Deposit Agreement and shall obtain from the Depositary Depositary Receipts registered in the names of the holders of record of Company Common Stock immediately prior to the Effective Time on the basis of one Depositary Share for each five shares of Acquiror Common Stock to which such holders are entitled pursuant to this Agreement. The Exchange Fund shall also include any dividends or other distributions made with respect to the Acquiror Common Stock to which the former holders of Company Common Stock would be entitled pursuant to subsection (d) and the funds obtained by the Exchange Agent from the sale of Depositary Shares pursuant to subsection (e) of this Section
         3.02. The Exchange Fund shall not be used for any purpose other than as expressly provided in this Section 3.02.

                  (b)   Letter of Transmittal. Promptly after the Effective
                        ---------------------
         Time, the Acquiror will cause the Exchange Agent to send to each record holder of Company Common Stock immediately prior to the Effective Time a letter of transmittal and other appropriate materials for use in surrendering to the Exchange Agent certificates that prior to the Effective Time evidenced shares of Company Common Stock.

                  (c)   Exchange Procedures. Promptly after the Effective Time,
                        -------------------
         the Exchange Agent shall distribute to each holder of record of Company Common Stock immediately prior to the Effective Time, upon surrender to the Exchange Agent for cancellation of one or more certificates that theretofore evidenced shares of Company Common Stock, either (i) Depositary Receipts evidencing the appropriate number of shares of the Acquiror Common Stock into which such shares of Company Common Stock were converted pursuant to the Merger or (ii), in the case of those holders subject to subsection 3.01(a)(ii), cash in the amount required by that subsection, together, in each instance, with any cash to be paid in lieu of fractional interests in shares of Acquiror Common Stock pursuant to Section 3.02(e) and any dividends or distributions related to Acquiror Common Stock to be paid pursuant


                          AGREEMENT AND PLAN OF MERGER
         to Section 3.02(d). If Depositary Shares are to be issued to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it shall be a condition of issuance of the Acquiror Common Stock that the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of the Acquiror Common Stock to a Person other than the registered holder of the surrendered certificate or certificates or such Person shall establish to the satisfaction of the Acquiror that such tax has been paid or is not applicable.

                  (d)   Distributions with Respect to Unexchanged Shares of
                        ---------------------------------------------------
         Company Common Stock. No dividends or other distributions declared or
         --------------------
         made with respect to the Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable escheat laws, following surrender of any such certificate, there shall be paid to the holder of the Depositary Receipts evidencing shares of the Acquiror Common Stock issued in exchange for Company Common Stock, without interest, (i) promptly, the amount of any cash payable with respect to a fractional Depositary Share to which such holder is entitled pursuant to Section 3.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of the Acquiror Common Stock and (ii), at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of the Acquiror Common Stock.

                  (e)   No Fractional Shares.
                        --------------------

                        (1) Notwithstanding anything herein to the contrary, no
                  certificates or scrip evidencing fractional shares of the Acquiror Common Stock or Depositary Shares shall be issued in connection with the Merger.

                        (2) Any fractional interests in shares of Acquiror
                  Common Stock to which a holder of record of Company Common Stock at the Effective Time would otherwise be entitled shall not entitle such holder to vote or to any rights of a stockholder of the Acquiror. In lieu of any such fractional interests in shares of Acquiror Common Stock, each holder of record of Company Common Stock at the Effective Time who but for the provisions of this Section 3.02(e) would be entitled to receive a fractional interest of a share of the Acquiror Common Stock by virtue of the Merger shall be paid cash, without any interest thereon, as hereinafter provided. The Acquiror shall instruct the Exchange Agent to determine the number of whole shares and fractional shares of the Acquiror Common Stock allocable to each holder of record of Company Common Stock at the Effective Time, to aggregate all such fractional shares into whole shares, to deposit such whole shares in the name of the Exchange Agent with the Depositary pursuant to the Deposit Agreement, to sell the whole Depositary Shares obtained thereby in the open market at then prevailing


                          AGREEMENT AND PLAN OF MERGER
                  prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale based on the fractional interests in shares of Acquiror Common Stock to which such holder would otherwise have been entitled compared with the aggregate number of such fractional interests, after making appropriate deductions of the amount, if any, required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales, as well as the price of any remaining shares of Acquiror Common Stock that are insufficient to obtain a whole Depositary Share under the Deposit Agreement, shall be paid by the Acquiror.

                        (3) To the extent that a holder of Company Common Stock
                  would be entitled hereunder to a number of shares of Acquiror Common Stock that is not evenly divisible by five (5), the Exchange Agent, after depositing with the Depositary all such shares of Acquiror Common Stock to which such holder would be so entitled as will entitle the holder to receive Depositary Shares pursuant to the Deposit Agreement, shall distribute to each such holder a certificate evidencing the remaining shares of Acquiror Common Stock together with the Depositary Receipts evidencing the Depositary Shares so obtained by the Exchange Agent.

                  (f)   Termination of Exchange Fund. Any portion of the
                        ----------------------------
         Exchange Fund that remains unclaimed by the former holders of Company Common Stock for 12 months after the Effective Time shall be delivered to the Acquiror, upon demand, and any former holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Acquiror for the Acquiror Common Stock (or Depositary Shares in lieu thereof) and any cash to which they are entitled. Notwithstanding any other provisions herein, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any Acquiror Common Stock, any Depositary Shares, cash in lieu of fractional share interests or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates evidencing Company Common Stock shall not have been surrendered prior to the seventh anniversary of the Effective Time (or such earlier date on which any shares of the Acquiror Common Stock, any Depositary Shares, any cash in lieu of fractional share interests or dividends or distributions with respect to the Acquiror Common Stock to which the holder of such certificates would otherwise be entitled would escheat to or become the property of any governmental entity), then, immediately prior to such date, any such shares, cash, dividends or distributions in respect of such shares shall, to the extent permitted by applicable Law, become the property of the Acquiror, free and clear of all adverse claims and interests of any Person previously entitled thereto.

                  (g)   Withholding of Tax. The Acquiror shall be entitled to
                        ------------------
         deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as the Acquiror (or any affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign tax Law. To the extent that amounts are


                          AGREEMENT AND PLAN OF MERGER
         so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding was made by the Acquiror.

                  (h)   Investment of Exchange Fund. The Exchange Agent may
                        ---------------------------
         invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by the Acquiror, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Acquiror. The Acquiror shall deposit with the Exchange Agent as part of the Exchange Fund cash in an amount equal to any loss of principal resulting from such investments promptly after the incurrence of such a loss.

         SECTION 3.03   Closing. The Closing shall take place at the offices of
                        -------
Vinson & Elkins L.L.P., 4000 Trammel Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, at 10:00 a.m. on the fifth Business Day following the date on which the conditions to the Closing have been satisfied or waived or at such other place, time and date as the parties hereto may agree. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.

         SECTION 3.04   Stock Transfer Books. At the close of business on the
                        --------------------
date of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Subject to the provisions of Section 10.01(b), the Company hereby represents and warrants to the Acquiror as follows:

         SECTION 4.01   Organization and Qualification; Subsidiaries. The
                        --------------------------------------------
Company and each Significant Subsidiary of the Company, including the Partnership, are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their businesses as they are now being conducted and are duly qualified and in good standing to do business in the jurisdictions in which the nature of the businesses conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Company. Section 4.01 of the Company's Disclosure Letter sets forth a true and complete list of all the Company's directly or indirectly owned Significant Subsidiaries, together with (A) a specification of the nature of legal organization of such Subsidiary, and (B) the jurisdiction of incorporation or other organization of such Subsidiary.


                          AGREEMENT AND PLAN OF MERGER

         SECTION 4.02   Certificate of Incorporation and Bylaws. The Company has
                        ---------------------------------------
heretofore marked for identification and delivered to the Acquiror complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each Significant Subsidiary, including the Partnership. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 4.03   Capitalization.
                        --------------

              (a) The authorized capital stock of the Company consists of (i) 75,000,000 shares of Company Common Stock, of which, as of April 30, 1998, 11,492,162 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party or is bound. Since April 30, 1998, (x) no shares of Company Common Stock have been issued by the Company, except upon exercise of Company Stock Options outstanding under the Company Option Plans, and (y) the Company has not granted any options for, or other rights to purchase, shares of Company Common Stock.

              (b) Except for shares reserved for issuance (i) upon exercise of Company Stock Options granted pursuant to the Company Option Plans and listed in Section 4.03(b) of the Company's Disclosure Letter and (ii) upon conversion of the Debentures, no shares of Common Stock are reserved for issuance, and, except for Company Stock Options, there are no contracts, agreements, commitments or arrangements obligating the Company to offer, sell, issue or grant any Equity Security of the Company or to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Security of the Company.

              (c) Section 4.03(c) of the Company's Disclosure Letter sets forth with respect to each Significant Subsidiary of the Company (i) the numbers of shares of authorized, issued and outstanding capital stock of, or other equity interests in, each such Subsidiary, (ii) the number of such shares of capital stock or other equity interests owned of record and beneficially by the Company or another Subsidiary of the Company, together with the name of such holder or holders, and (iii) the names and addresses of any holders, other than the Company or another Subsidiary, of record or beneficially of the capital stock or other equity interests of such Subsidiary. Except as set forth in
         Section 4.03(c) of the Company's Disclosure Letter, (x) the issued and outstanding shares of capital stock of, or other equity interests in, each of the Significant Subsidiaries of the Company that are owned by the Company or any of its Subsidiaries have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Subsidiary; (y) all such issued and outstanding shares, or other equity interests, that are indicated as owned by the Company or one of its Subsidiaries in Section 4.03(c) of the Company's Disclosure Letter are owned (A) beneficially as set forth therein and (B) free and clear of all Liens; (z) no shares of capital stock of, or other equity interests in, any Significant Subsidiary of the Company are reserved for issuance, and there are no contracts, agreements,


                          AGREEMENT AND PLAN OF MERGER
         commitments or arrangements obligating the Company or any of its Significant Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Security of any of the Subsidiaries of the Company or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Security of any of the Subsidiaries of the Company or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Significant Subsidiaries of the Company; except for any matter under clause (x), (y) or (z) of this Section 4.03(c) that could not reasonably be expected to have a Material Adverse Effect on the Company.

              (d) Except for the revocable proxies granted by the Company or its Subsidiaries with respect to the capital stock of Subsidiaries owned by the Company or its Subsidiaries, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Significant Subsidiaries.

         SECTION 4.04   Authorization of Agreement. The Company has all
                        --------------------------
requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the majority of the stockholders of the Company as required by the applicable provisions of the GCL and the Company's certificate of incorporation, each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the applicable provisions of the GCL and the Company's certificate of incorporation). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 4.05   Approvals. Except for the applicable requirements, if
                        ---------
any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the applicable Colombian Laws and the applicable Regulations and Orders of Colombian Governmental Authorities as set forth in Section 4.05 of the Company's Disclosure Letter, including any required consent of Ecopetol, the Colombian Ministry of the Environment, the taxing authority of the Colombian government, the Colombian Superintendency of Corporations and the Colombian Chamber of Commerce, (f) the OTC Bulletin Board,
(g) the filing and recordation of appropriate merger documents as required by the GCL and (h) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Law, Regulation or Order applicable to the


                          AGREEMENT AND PLAN OF MERGER

Company or any of its Subsidiaries to permit the Company to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

         SECTION 4.06   No Violation. Assuming effectuation of all filings and
                        ------------
registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Authorizations of Governmental Authorities indicated as required in Section 4.05 and receipt of the approval of the Merger by the stockholders of the Company as required by the GCL and, except as set forth in Section 4.06 of the Company's Disclosure Letter, neither the execution and delivery by the Company of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Company of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under any Law, Regulation or Order applicable to the Company, the certificate of incorporation or bylaws of the Company or any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a Material Adverse Effect on the Company. Prior to the execution of this Agreement, the Board of Directors of the Company has taken all necessary action to cause this Agreement and the transactions contemplated hereby to be exempt from the provisions of Section 203 of the GCL.

         SECTION 4.07   Reports.
                        -------

              (a) Since December 31, 1994, the Company has filed (i) all SEC Reports required to be filed by it with the Commission and (ii) the Company and its Subsidiaries have filed all other Reports required to be filed by any of them with any other Governmental Authorities, except where the failure to file any such Reports could not reasonably be expected to have a Material Adverse Effect on the Company. Such Reports, including all those filed after the date of this Agreement and prior to the Effective Time, (x) were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company's SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the applicable Regulations of the Commission thereunder) and (y), in the case of the Company's SEC Reports, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (b) The Company's Consolidated Financial Statements and any consolidated financial statements of the Company (including any related notes thereto) contained in any of the Company's SEC Reports filed by the Company with the Commission after the date of this Agreement (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP and (B), with respect to the Company's Consolidated Financial Statements, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods


                          AGREEMENT AND PLAN OF MERGER
         indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

                  (c) Except as set forth in Section 4.07(c) of the Company's Disclosure Letter, there exist no liabilities or obligations of the Company and its Subsidiaries that are Material to the Company, whether accrued, absolute, contingent or threatened, and that would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Company as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Company since December 31, 1997, (iii) liabilities or obligations the incurrence of which is permitted by Section 6.02(a) and
         (iv) liabilities or obligations that are not Material to the Company.

                  (d) Accounts receivable reflected on the Company's Consolidated Balance Sheet have been properly stated at their realizable value after consideration of all allowances and reserves in accordance with GAAP.

                  (e) Crude oil inventories reflected on the Company's Consolidated Balance Sheet are properly stated at the lower of cost or market value in accordance with GAAP. Materials inventories are stated at cost as adjusted for excess and obsolete inventories at net realizable value.

                  (f) Except as described in Section 4.07(f) of the Company's Disclosure Letter, all obligations associated with benefits to be provided to present and former employees of the Company and its Subsidiaries after retirement or termination have been properly recognized as liabilities on the Company's Consolidated Balance Sheet in accordance with Statements of Financial Accounting Standards Nos. 106 and 112.

         SECTION      4.08     No Material Adverse Effect; Conduct.
                               -----------------------------------

                  (a) Since December 31, 1997, no event (other than any event that is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in Article IV) has, to the Knowledge of the Company, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Company.

                  (b) Except as set forth in Section 4.08(b) of the Company's Disclosure Letter, during the period from December 31, 1997 to the date of this Agreement, neither the Company nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through
         (xii) of Section 6.02(a).


                         AGREEMENT AND PLAN OF MERGER

         SECTION      4.09     Title to Properties.
                               -------------------

              (a) The Company or its Subsidiaries, individually or together, have indefeasible title to all of the properties reflected in the Company's Consolidated Balance Sheet, other than the Partnership Properties, any properties reflected in the Company's Consolidated Balance Sheet that have been sold or otherwise disposed of since the date of the Company's Consolidated Balance Sheet or are not, individually or in the aggregate, Material to the Company, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Company's Consolidated Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually or in the aggregate, are not Material to the Company. The Company or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties reflected in the Company's Consolidated Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Company's Audited Consolidated Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business since the date of the Company's Consolidated Balance Sheet and (ii) any properties that, individually or in the aggregate, are not Material to the Company. Except as set forth in Section 4.09(a) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

              (b) Except as set forth in Section 4.09(b) of the Company's Disclosure Letter, the Partnership has Marketable Title, free of Title Defects, to the Partnership Properties.

              (c) With respect to each of the Partnership Properties, except as set forth in Section 4.09(c) of the Company's Disclosure Letter:

                  (i) All royalties, rentals, shut-in payments and other payments due with respect to such Partnership Property have been properly and timely paid, except for payments held in suspense for title or other reasons that are customary in the industry and that will not result in grounds for a cancellation of the rights of the Partnership in such Partnership Property;

                  (ii) The Partnership is not in default under the terms of any leases, farmout agreements or other contracts or agreements respecting such Partnership Property which could (i) interfere with the operation, value or use thereof, (ii) prevent the Partnership from receiving the proceeds of production attributable to their interest therein, or (iii) result in cancellation of the interest of the Partnership therein;


                         AGREEMENT AND PLAN OF MERGER

                  (iii) The Partnership is not obligated by virtue of any gas imbalance, prepayment or advance payment arrangement under any contract for the sale or production of hydrocarbons, or under any other arrangement, including any "take-or-pay" or similar arrangement, to deliver any volume of hydrocarbons produced from or attributable to such Partnership Property, without then or thereafter being entitled to receive payment therefor and Partnership has not received any "take-or-pay" production or similar payment that is subject to refund or recoupment in cash. The status of any gas imbalances are set forth in
         Section 4.09(c) of the Company's Disclosure Letter;

                  (iv) All ad valorem, property, production, severance and other taxes based on or measured by the ownership of such Partnership Property or the production of oil and gas therefrom have, if due, been properly and timely paid;

                  (v) All expenses payable under the terms of any contracts associated with such Partnership Property have been properly and timely paid except for such expenses as are being currently paid prior to delinquency in the ordinary course of business; and


                  (vi) No third party (other than Ecopetrol) has a right to purchase any hydrocarbon production from such Partnership Property pursuant to a call, futures contract or similar arrangement.

              (d) Except as set forth in Section 4.09(d) of the Company's Disclosure Letter, the Partnership Properties have been operated in compliance in all material respects with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all governmental authorities having jurisdiction with respect to the Partnership Properties. All necessary material governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation of the Partnership Properties (including without limitation those required by the Colombian Ministry of the Environment) have been obtained and no violations exist or have been recorded in respect of such licenses, permits or authorizations. None of the documents and materials filed with or furnished to any governmental authority with respect to the Partnership Properties contains any untrue statement of a material fact or omits any statement of a material fact necessary to make the statements therein not misleading.

              (e) With respect to the oil, gas and other mineral leases, unit agreements, pooling agreements, communitization agreements and other documents creating interests comprising the Partnership Properties (the "Oil and Gas Leases"): (a) the Partnership has fulfilled all requirements for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) such leases or other documents and is fully qualified to own and hold all such leases or other interests; (b) there are no provisions applicable to such leases or other documents which increase the royalty share of the lessor thereunder except as such increases are reflected in Section 4.09(e) of the Company's Disclosure Letter; and (c) upon the establishment and maintenance of production in commercial quantities, the Oil and Gas Leases and other interests are to be in full force and effect until such contracts terminate in accordance with their terms.

                          AGREEMENT AND PLAN OF MERGER

                  (f) Except as set forth in Section 4.09(f) of the Company's Disclosure Letter, no parcel of real property so listed as owned is, or its use is, in violation of any applicable zoning laws nor in violation of any other local, state or federal laws and regulations affecting the use and occupancy of such property.

                  (g) The Partnership enjoys peaceful and undisturbed possession under all leases of non-mineral interests under which the Partnership holds or purports to hold a leasehold estate in real property ("Leases"), and all such Leases are valid, subsisting and in full force and effect. Neither the Partnership nor the relevant landlord is in default under any Lease. No landlord has given any written or other notice to the Partnership of any intention of instituting litigation with respect to any Lease. Complete and correct copies of each of the Leases as currently in effect have been made available to the Acquiror, and there is no agreement, written, oral or otherwise, affecting the Partnership's rights with respect to any Lease, the real property subject to such Lease, or the Partnership's obligations to or for the benefit of the landlord under such Lease, except as fully set forth in such Lease or in any related materials made available to the Acquiror. The Partnership has not received notice that any landlord under any Lease has commenced any voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law nor has any involuntary case or proceeding to be adjudicated as bankrupt or insolvent been commenced against such landlord nor has such landlord consented to any entry of any decree or order for relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law.

                  (h) Except as set forth in Section 4.09(h) of the Company's Disclosure Letter, there is no pending or, to the Knowledge of the Company, threatened condemnation or similar proceeding or special assessment affecting any real property, or any part thereof, nor has the Company or any of its Subsidiaries received notification that any such proceeding or assessment is contemplated by any governmental authority.

                  (i) Except as set forth in Section 4.09(i) of the Company's Disclosure Letter or the Company Annual Report, the Partnership Properties have not experienced any material reduction in the rate of production of oil and gas, other than changes in the ordinary course of operation, changes that result from depletion in the ordinary course of operation and changes that result from variances in markets and market prices for the oil and gas and none of the Partnership Properties have suffered any material destruction, damage or loss.

                  (j) All of the wells in which the Partnership has an interest by virtue of its ownership of the Partnership Properties (the "Wells") have been drilled and completed within the boundaries of such Partnership Property or within the limits otherwise permitted by contract, pooling or unit agreement, and by law; and all drilling and completion of the wells included in each Partnership Property and all development and operations on such Partnership Property have been conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency.


                         AGREEMENT AND PLAN OF MERGER

              (k) Except as disclosed on Section 4.09(k) of the Company 's Disclosure Letter, there are no Wells that

                  (i) the Partnership is currently obligated by law or contract to plug and abandon;

                  (ii) the Partnership will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing in commercial quantities;

                  (iii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the Leases; or

                  (iv) have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Partnership Properties.

              (l) Except as set forth in Section 4.09(l) of the Company's Disclosure Letter, since December 31, 1997, there has not been (i) any damage, destruction, change in physical condition, or loss to or of any of the Partnership Properties, or any equipment, facilities, material or other personal property ("Equipment") used in, on or in connection with the Partnership Properties, whether or not covered by insurance, other than ordinary wear on equipment; (ii) any Equipment removed from the Partnership Properties except for equipment which was surplus to the operation of the Partnership Properties;
(iii) any sale, lease or other disposition of any Partnership Properties (or of any Equipment other than in the ordinary course); (iv) any contract or commitment to do any of the foregoing.

         SECTION   4.10  Certain Obligations. Except for those listed in Section
                         -------------------
4.10 of the Company's Disclosure Letter or filed as Exhibits to the Company's SEC Reports, neither the Company nor any of its Subsidiaries is a party to or bound by any Material Contract. Except as set forth in Section 4.10 of the Company's Disclosure Letter, all Material Contracts to which the Company or any of its Subsidiaries is a party are in full force and effect, the Company or the Subsidiary of the Company that is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION   4.11  Authorizations; Compliance.
                         --------------------------

               (a) The Company and its Subsidiaries have obtained all Authorizations that are necessary to carry on their businesses as currently conducted, except for any such Authorizations as to which, individually or in the aggregate, the failure to possess could not reasonably be expected to have a Material Adverse Effect on the Company. Such Authorizations are in full force and effect, have not been violated in any respect that could


                         AGREEMENT AND PLAN OF MERGER
         reasonably be expected to have a Material Adverse Effect on the Company and there is no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened regarding suspension, revocation or cancellation of any such Authorizations, except for any suspensions, revocations or cancellations of any such Authorizations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) Neither the Company nor any of its Subsidiaries possesses any rights, privileges, powers or franchises, contracts, arrangements or understandings that are used in, or are necessary to the business of any of the Company's Subsidiaries, including the Partnership, as presently conducted ("Necessary Rights"), except those that will be transferred to the Acquiror or one of its Subsidiaries as a result of the Merger and the other transactions contemplated by this Agreement. The Company and its Subsidiaries, including the Partnership, are currently vested with all Necessary Rights.

         SECTION    4.12  Litigation; Compliance with Laws. There are no
                          --------------------------------
actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits, investigations or proceedings that are disclosed in the Company's SEC Reports, that are set forth in Section 4.12 or Section 4.15 of the Company's Disclosure Letter or that, individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. There are no Material claims pending or, to the Knowledge of the Company, threatened by any Persons against the Company or any of its Subsidiaries for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any claim, action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except as set forth in Section 4.12 and Section 4.15 of the Company's Disclosure Letter, the Company and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION    4.13  Employee Benefit Plans. Except as set forth in the
                          ----------------------
Company's SEC Reports or in Section 4.13 of the Company's Disclosure Letter, the Company is in substantial compliance with each Benefit Plan except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION    4.14  Taxes.
                          -----
                  (a) Except as set forth in Section 4.14(a) of the Company's Disclosure Letter and except for such other matters as could not reasonably be expected to have a Material Adverse Effect on the Company, all returns and reports of or with respect to any Tax ("Tax Returns") that are required to be filed by or with respect to the Company or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, all Taxes that are due on or

                         AGREEMENT AND PLAN OF MERGER
         before the Effective Time have been or will be timely paid in full, all withholding Tax requirements imposed on or with respect to the Company or any of its Subsidiaries have been or will be satisfied in full in all respects and no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                      (b) Except as set forth in Section 4.14(b) of the Company's Disclosure Letter, none of such Tax Returns has been audited by the applicable Governmental Authority.

                      (c) Except as set forth in Section 4.14(c) of the Company's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any such Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Return.

                      (d) Except as set forth in Section 4.14(d) of the Company's Disclosure Letter, there is no claim against the Company or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or, to the knowledge of the Company, proposed with respect to any such Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Company.

                      (e) Except as set forth in Section 4.14(e) of the Company's Disclosure Letter, none of the Company and its Subsidiaries has, during the last ten years, been a member of an affiliated group filing a consolidated federal income Tax Return, other than the affiliated group of which the Company is the common parent corporation.

                      (f) The schedule set forth in Section 4.14(f) of the Company's Disclosure Letter is accurate and sets forth fully the tax basis information pertaining to the branch operations of the Partnership including the unamortized capital costs and net loss carry forwards of the branch operations of the Partnership; provided, however, that the Company makes no representation or warranty with respect to the Acquiror's ability to utilize such net loss carry forwards.

         SECTION    4.15     Environmental Matters.
                             ---------------------

                      (a) Except for matters disclosed in the Company's SEC Reports or in Section 4.15 of the Company's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (i) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law;
         (iii) all Authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company and its Subsidiaries have been obtained or filed and are valid

                         AGREEMENT AND PLAN OF MERGER
         and currently in full force and effect; (iv) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or its Subsidiaries or in connection with their properties or operations; and (v) there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Company and its Subsidiaries.

                  (b) The Company and its Subsidiaries have made available to the Acquiror all internal and external environmental audits and studies and all correspondence on environmental matters (in each case relevant to the Company or any of its Subsidiaries) in the possession of the Company or its Subsidiaries for such matters as could reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION    4.16  Insurance. The Company and its Subsidiaries own and
                          ---------
are beneficiaries under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary in the industry in which the Company and its Subsidiaries operate. All premiums due with respect to all such insurance policies that are Material have been paid and, to the Knowledge of the Company, all such policies are in full force and effect.

         SECTION    4.17  Affiliates. Section 4.18 of the Company's Disclosure
                          ----------
Letter contains a true and complete list of all Persons who are directors or executive officers of the Company and any other Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company. Concurrently with the execution and delivery of this Agreement, the Company has delivered to the Acquiror an executed letter agreement, substantially in the form of Annex B hereto, from each such Person so identified.

         SECTION    4.18  Certain Business Practices. As of the date of this
                          --------------------------
Agreement, neither the Company or any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION    4.19  Brokers. Except as set forth in Section 4.20 of the
                          -------
Company's Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


                         AGREEMENT AND PLAN OF MERGER

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         Subject to the provisions of Section 10.01(b), the Acquiror hereby represents and warrants to the Company as follows:

         SECTION    5.01  Organization and Qualification; Subsidiaries. The
                          --------------------------------------------
Acquiror, Newco and each other Significant Subsidiary of the Acquiror are legal entities duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their businesses as they are now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Section 5.01 of the Acquiror's Disclosure Letter sets forth a true and complete list of all the Acquiror's directly or indirectly owned Significant Subsidiaries, together with (A) a specification of the nature of legal organization of such Subsidiary and (B) the jurisdiction of incorporation or other organization of such Subsidiary.

         SECTION    5.02  Certificate of Incorporation and Bylaws. The Acquiror
                          ---------------------------------------
has heretofore marked for identification and furnished to the Company complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Acquiror and each of its Significant Subsidiaries. The Acquiror is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION    5.03  Capitalization.
                          --------------
               (a) The authorized capital stock of the Acquiror consists of 348,500,000 shares of the Acquiror Common Stock of which as of December 31, 1997, 31,482,716 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Acquiror's certificate of incorporation or bylaws or any agreement to which the Acquiror is a party or is bound. Since December 31, 1997, (x) no shares of Acquiror Common Stock have been issued by the Acquiror except Acquiror Common Stock issued pursuant to the exercise of outstanding Acquiror Stock Options and (y) the Acquiror has not granted any options for, or other rights to purchase, shares of Acquiror Common Stock.

               (b) Except as set forth in Section 5.03(b) of the Acquiror's Disclosure Letter and except for shares reserved for issuance pursuant to the Acquiror Stock Plans, no shares of Acquiror Common Stock are reserved for issuance, and, except for the Acquiror Stock Options, there are no contracts, agreements, commitments or arrangements obligating the Acquiror to offer, sell, issue or grant any Equity Securities of the Acquiror, to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Acquiror or to grant any Lien on any shares of capital stock of the Acquiror.

                         AGREEMENT AND PLAN OF MERGER

               (c) Except as set forth in Section 5.03(c) of the Acquiror's Disclosure Letter, (i) all the issued and outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of the Acquiror are owned by the Acquiror or one of its Subsidiaries, have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Subsidiary; (ii) all such issued and outstanding shares, or other equity interests, that are owned by the Acquiror or one of its Subsidiaries are owned free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Significant Subsidiary of the Acquiror are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Acquiror or any of its Significant Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Securities of any of the Significant Subsidiaries of the Acquiror or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of any of the Significant Subsidiaries of the Acquiror or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interests in, any of the Significant Subsidiaries of the Acquiror; except for any matter under clause (i), (ii) or
(iii) of this Section 5.03(c) that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

               (d) Except for revocable proxies granted by the Acquiror or its Subsidiaries with respect to the capital stock of Subsidiaries owned by the Acquiror or its Subsidiaries, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Acquiror or any of its Significant Subsidiaries is a party or by which the Acquiror or any of its Significant Subsidiaries is bound with respect to the voting of any shares of capital stock of the Acquiror or any of its Significant Subsidiaries.

         SECTION    5.04  Authorization of Agreement. Each of the Acquiror and
                          --------------------------
Newco has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the majority of the stockholders of the Acquiror as required by the applicable provisions of the LSE and the ASE, each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by each of the Acquiror and Newco of this Agreement and each instrument required hereby to be executed and delivered by each of them at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Acquiror and Newco, respectively (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Acquiror Common Stock in accordance with the applicable provisions of the LSE and the ASE). This Agreement has been duly executed and delivered by the Acquiror and Newco and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of the Acquiror and Newco, enforceable against the Acquiror and Newco in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION    5.05  Approvals. Except for the applicable requirements, if
                          ---------
any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the


                         AGREEMENT AND PLAN OF MERGER
applicable Colombian Laws and the applicable Regulations and Orders of Colombian Governmental Authorities as set forth in the Acquiror's Disclosure Letter, (f) the LSE, (g) the ASE, (h) the filing and recordation of appropriate merger documents as required by the GCL and (i) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a Material Adverse Effect on the Acquiror or Newco, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Acquiror or Newco to permit the Acquiror or Newco to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing. To the Knowledge of the Acquiror and assuming approval of this Agreement and the transactions contemplated hereby by the holders of a majority of outstanding Acquiror Common Stock as required by the LSE and the ASE, there are no facts or circumstances that could reasonably be expected to preclude the Acquiror Common Stock to be issued in the Merger from being approved for listing on the LSE or Depositary Shares representing such Acquiror Common Stock from being approved for listing on the ASE.

         SECTION 5.06 No Violation. Assuming effectuation of all filings and
                      ------------
registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, Governmental Authorities indicated as required in Section 5.05, neither the execution and delivery by the Acquiror or Newco of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Acquiror or Newco of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under any Law, Regulation or Order applicable to the Acquiror or Newco, the certificate of incorporation or bylaws of the Acquiror or Newco or any contract or agreement to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a Material Adverse Effect on the Acquiror or Newco.

         SECTION 5.07 Reports.
                      -------

             (a) Since December 31, 1994, (i) the Acquiror has filed all
SEC Reports required to be filed by the Acquiror with the Commission and (ii) the Company and its Subsidiaries have filed all other Reports required to be filed by any of them with any other Governmental Authorities, the LSE and the ASE except where the failure to file any such Reports could not reasonably be expected to have a Material Adverse Effect on the Company. The Acquiror's Reports, including those filed after the date of this Agreement and prior to the Effective Time, (x) were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Acquiror's SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the applicable Regulations of the Commission thereunder) and (y), in the case of the Acquiror's SEC Reports, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                         AGREEMENT AND PLAN OF MERGER

             (b) The Acquiror's Consolidated Financial Statements and any consolidated financial statements of the Acquiror (including any related notes thereto) contained in any of the Acquiror's SEC Reports filed by the Acquiror with the Commission after the date of this Agreement (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP and (B), with respect to the Acquiror's Consolidated Financial Statements, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

             (c) Except as set forth in Section 5.07(c) of the Acquiror's Disclosure Letter, there exist no liabilities or obligations of the Acquiror and its Subsidiaries that are Material to the Acquiror, whether accrued, absolute or contingent, that would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Acquiror as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Acquiror's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Acquiror since December 31, 1997, (iii) liabilities or obligations the incurrence of which is permitted by Section 6.02(b) and (iv) liabilities or obligations that are not Material to the Acquiror.

         SECTION 5.08 No Material Adverse Effect; Conduct.
                      -----------------------------------

             (a) Since December 31, 1997, no event (other than any event that is of general application to all or a substantial portion of the Acquiror's industry and other than any event that is expressly subject to any other representation or warranty contained in Article V) has, to the Knowledge of the Acquiror, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Acquiror.

             (b) Except as set forth in Section 5.08(b) of the Acquiror's Disclosure Letter, during the period from December 31, 1997, to the date of this Agreement, neither the Acquiror nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through (viii) of Section 6.02(b).

         SECTION 5.09 Title to Properties.
                      -------------------

             (a) The Acquiror or its Subsidiaries, individually or together, have indefeasible title to all of the properties reflected in the Acquiror's Consolidated Balance Sheet, other than any properties reflected in the Acquiror's Consolidated Balance Sheet that have been sold or otherwise disposed of since the date of the Acquiror's Consolidated Balance Sheet or are not, individually or in the aggregate, Material to the Acquiror, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Acquiror's Consolidated Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually or in the aggregate, are not Material to the Acquiror. The Acquiror or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties reflected in the Acquiror's

                         AGREEMENT AND PLAN OF MERGER

         Consolidated Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Acquiror's Audited Consolidated Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business since the date of the Acquiror's Consolidated Balance Sheet and (ii) any properties that, individually or in the aggregate, are not Material to the Acquiror. Neither the Acquiror nor any of its Subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

             (b) Except as set forth in Section 5.09(b) of the Acquiror's Disclosure Letter, the Acquiror has Marketable Title, free of Title Defects, to its Oil and Gas Properties.

             (c) With respect to each of the Oil and Gas Properties, except as set forth in Section 5.09(c) of the Acquiror's Disclosure Letter:

                 (i) All royalties, rentals, shut-in payments and other payments due with respect to such Oil and Gas Property have been properly and timely paid, except for payments held in suspense for title or other reasons that are customary in the industry and that will not result in grounds for a cancellation of the rights of the Acquiror in such Oil and Gas Property;

                 (ii) The Acquiror is not in default under the terms of any leases, farmout agreements or other contracts or agreements respecting such Oil and Gas Property which could (i) interfere with the operation, value or use thereof, (ii) prevent the Acquiror from receiving the proceeds of production attributable to their interest therein, or (iii) result in cancellation of the interest of the Acquiror therein;

                 (iii) The Acquiror is not obligated by virtue of any gas imbalance, prepayment or advance payment arrangement under any contract for the sale or production of hydrocarbons, or under any other arrangement, including any "take-or-pay" or similar arrangement, to deliver any volume of hydrocarbons produced from or attributable to such Oil and Gas Property, without then or thereafter being entitled to receive payment therefor and Acquiror has not received any "take-or-pay" production or similar payment that is subject to refund or recoupment in cash. The status of any gas imbalances are set forth in
         Section 5.09(c) of the Acquiror's Disclosure Letter;

                 (iv) All ad valorem, property, production, severance and other taxes based on or measured by the ownership of such Oil and Gas Property or the production of oil and gas therefrom have, if due, been properly and timely paid;


                         AGREEMENT AND PLAN OF MERGER

                 (v) All expenses payable under the terms of any contracts associated with such Oil and Gas Property have been properly and timely paid except for such expenses as are being currently paid prior to delinquency in the ordinary course of business; and

                 (vi) No third party (other than Ecopetrol) has a right to purchase any hydrocarbon production from such Oil and Gas Property pursuant to a call, futures contract or similar arrangement.

             (d) The Oil and Gas Properties have been operated in compliance in all material respects with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all governmental authorities having jurisdiction with respect to the Oil and Gas Properties. All necessary material governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation of the Oil and Gas Properties (including without limitation those required by the Colombian Ministry of the Environment) have been obtained and no violations exist or have been recorded in respect of such licenses, permits or authorizations. None of the documents and materials filed with or furnished to any governmental authority with respect to the Oil and Gas Properties contains any untrue statement of a material fact or omits any statement of a material fact necessary to make the statements therein not misleading.

             (e) With respect to the oil, gas and other mineral leases, unit agreements, pooling agreements, communitization agreements and other documents creating interests comprising the Oil and Gas Properties (the "Oil and Gas Leases"): (a) the Acquiror has fulfilled all requirements for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) such leases or other documents and is fully qualified to own and hold all such leases or other interests; (b) there are no provisions applicable to such leases or other documents which increase the royalty share of the lessor thereunder except as such increases are reflected in Section 5.09(e) of the Acquiror's Disclosure Letter; and (c) upon the establishment and maintenance of production in commercial quantities, the Oil and Gas Leases and other interests are to be in full force and effect until such contracts terminate in accordance with their terms.

             (f) Except as set forth in Section 5.09(f) of the Acquiror's Disclosure Letter, no parcel of real property so listed as owned is, or its use is, in violation of any applicable zoning laws nor in violation of any other local, state or federal laws and regulations affecting the use and occupancy of such property.

             (g) The Acquiror enjoys peaceful and undisturbed possession under all leases of non-mineral interests under which the Acquiror holds or purports to hold a leasehold estate in real property ("Leases"), and all such Leases are valid, subsisting and in full force and effect. Neither the Acquiror nor the relevant landlord is in default under any Lease. No landlord has given any written or other notice to the Acquiror of any intention of instituting litigation with respect to any Lease. Complete and correct copies of each of the Leases as currently in effect have been made available to the Acquiror, and there is no agreement, written, oral or otherwise, affecting the Acquiror's rights with respect to any Lease, the real property subject to such Lease, or the Acquiror's obligations to or for the benefit of the landlord under such Lease, except as fully set forth in such

                         AGREEMENT AND PLAN OF MERGER

Lease or in any related materials made available to the Acquiror. The Acquiror has not received notice that any landlord under any Lease has commenced any voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law nor has any involuntary case or proceeding to be adjudicated as bankrupt or insolvent been commenced against such landlord nor has such landlord consented to any entry of any decree or order for relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law.

             (h) There is no pending or, to the Knowledge of the Acquiror, threatened condemnation or similar proceeding or special assessment affecting any real property, or any part thereof, nor has the Acquiror or any of its Subsidiaries received notification that any such proceeding or assessment is contemplated by any governmental authority.

             (i) Except as set forth in Section 5.09(i) of the Acquiror's Disclosure Letter, the Oil and Gas Properties have not experienced any material reduction in the rate of production of oil and gas, other than changes in the ordinary course of operation, changes that result from depletion in the ordinary course of operation and changes that result from variances in markets and market prices for the oil and gas and none of the Oil and Gas Properties have suffered any material destruction, damage or loss.

             (j) All of the wells in which the Acquiror has an interest by virtue of its ownership of the Oil and Gas Properties (the "Wells") have been drilled and completed within the boundaries of such Oil and Gas Property or within the limits otherwise permitted by contract, pooling or unit agreement, and by law; and all drilling and completion of the wells included in each Oil and Gas Property and all development and operations on such Oil and Gas Property have been conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency.

             (k) Except as disclosed on Section 5.09(k) of the Acquiror's Disclosure Letter, there are no Wells that

                 (i) the Acquiror is currently obligated by law or contract to plug and abandon;

                 (ii) the Acquiror will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing in commercial quantities;

                 (iii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the Leases; or

                 (iv) have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Oil and Gas Properties.


                         AGREEMENT AND PLAN OF MERGER

             (l) Except as set forth in Section 5.09(l) of the Acquiror's Disclosure Letter, since December 31, 1997, there has not been (i) any damage, destruction, change in physical condition, or loss to or of any of the Oil and Gas Properties, or any equipment, facilities, material or other personal property ("Equipment") used in, on or in connection with the Oil and Gas Properties, whether or not covered by insurance, other than ordinary wear on equipment; (ii) any Equipment removed from the Oil and Gas Properties except for equipment which was surplus to the operation of the Oil and Gas Properties;
(iii) any sale, lease or other disposition of any Oil and Gas Properties (or of any Equipment other than in the ordinary course); (iv) any contract or commitment to do any of the foregoing.

         SECTION 5.10 Certain Obligations. Except for those listed in Section
                      -------------------
5.10 of the Acquiror's Disclosure Letter or filed as Exhibits to the Acquiror's SEC Reports, neither the Acquiror nor any of its Subsidiaries is a party to or bound by any Material Contract. Except as set forth in Section 5.10 of the Acquiror's Disclosure Letter, all Material Contracts to which the Acquiror or any of its Subsidiaries is a party are in full force and effect, the Acquiror or the Subsidiary of the Acquiror that is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Acquiror, each other party thereto has performed its obligations thereunder to date, other than any failure of any such Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.11 Authorizations; Compliance. To the Knowledge of the
                      --------------------------
Acquiror, the Acquiror and its Subsidiaries have obtained all Authorizations that are necessary to carry on their businesses as currently conducted, except for any such Authorizations as to which the failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Such Authorizations are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Acquiror and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Authorizations, except in the case of any suspension, revocation or cancellation of such Authorizations that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.12 Litigation; Compliance with Laws. There are no actions,
                      --------------------------------
suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Acquiror, threatened against the Acquiror or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits, proceedings or investigations that are disclosed in the Acquiror's SEC Reports, that are set forth in Section
5.12 or Section 5.15 of the Acquiror's Disclosure Letter or that, individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. There are no Material claims pending or, to the Knowledge of the Acquiror, threatened by any Persons against the Acquiror or any of its Subsidiaries for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any claim, action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. The Acquiror and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not

                         AGREEMENT AND PLAN OF MERGER
in default with respect to any Order applicable to the Acquiror or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

     SECTION 5.13 Employee Benefit Plans. Except as set forth in the Acquiror's
                  ----------------------
SEC Reports or in Section 5.13 of the Acquiror's Disclosure Letter:

             (a) With respect to each Acquiror Benefit Plan, no event has occurred and, to the Knowledge of the Acquiror, there exists no condition or set of circumstances in connection with which the Acquiror or any of its Subsidiaries could be subject to any liability under the terms of such Acquiror Benefit Plan, ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

             (b) Each Current Acquiror Benefit Plan intended to be qualified under Section 401 of the Code (i) satisfies in form the requirements of such Section except to the extent amendments are not required by Law to be made until a date after the Effective Time, (ii) does not require the receipt of a favorable determination letter from the IRS regarding such qualified status and (iii) has not been amended other than by amendments required by applicable Law.

             (c) Except as could not reasonably be expected to result in a Material Adverse Effect on the Acquiror, there has been no termination or partial termination of any Current Acquiror Benefit Plan within the meaning of Section 4.11(d)(3) of the Code and, to the Knowledge of the Acquiror, each Current Acquiror Benefit Plan has been operated in material compliance with its provisions and with applicable Law.

             (d) Any Terminated Acquiror Benefit Plan intended to have been qualified under Section 401 of the Code received a favorable determination letter from the IRS with respect to its termination.

             (e) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Acquiror, threatened against, or with respect to, any Acquiror Benefit Plan or its assets that could reasonably be expected to have a Material Adverse Effect on the Acquiror and, to the Knowledge of the Acquiror, no facts or circumstances exist that could give rise to any such actions, suits or claims, except as could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

             (f) To the Knowledge of the Acquiror, there is no matter pending (other than routine qualification determination filings) with respect to any Acquiror Benefit Plans before the IRS, the Department of Labor, the PBGC or any other Governmental Authority, except as could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

             (g) All contributions required to be made to Acquiror Benefit Plans pursuant to their terms and the provisions of ERISA, the Code or any other applicable Law have been

                         AGREEMENT AND PLAN OF MERGER
     timely made, except as could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

             (h) As to any Current Acquiror Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition that presents a significant risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, (iii) no reportable event within the meaning of
     Section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1, et seq., promulgated by the PBGC, have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under
     Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC, except as could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

             (i) In connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or will be made under any Current Acquiror Benefit Plan that could reasonably be expected to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

             (j) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Acquiror or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Acquiror Benefit Plan or any of the programs, agreements, policies or other arrangements described in the Acquiror's Disclosure Letter in response to paragraph (k) below than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (ii) create or give rise to any additional vested rights or service credits under any Current Acquiror Benefit Plan or any of such programs, agreements, policies or other arrangements, whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

             (k) Neither the Acquiror nor any of its Subsidiaries is a party to or is bound by any severance or change in control agreement, program or policy (involving $10,000 or more of future payments) with respect to any employee, officer or director.

             (l) No Current Acquiror Benefit Plan (other than a Acquiror Benefit Plan maintained outside the United States that is either fully insured or fully funded through a retirement plan) provides retiree medical or retiree life insurance benefits to any Person and

                         AGREEMENT AND PLAN OF MERGER
     neither the Acquiror nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

             (m) Neither the Acquiror nor any of its Subsidiaries contributes, has an obligation to contribute, has within six years prior to the date of this Agreement contributed or had an obligation to contribute, or had any other liability, to a multiemployer plan within the meaning of Section 3(37) of ERISA.

             (n) The Acquiror has not contributed, transferred or otherwise provided any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement.

             (o) Except as could not reasonably be expected to have a Material Adverse Effect on the Acquiror, (i) no collective bargaining agreement is being negotiated by the Acquiror or any of its Subsidiaries, (ii) there is no pending or, to the Knowledge of the Acquiror, threatened labor dispute, strike or work stoppage against the Acquiror or any of its Subsidiaries,
     (iii) to the Knowledge of the Acquiror, neither the Acquiror or any of its Subsidiaries nor any representative or employee of the Acquiror or any of its Subsidiaries has in the United States committed any Material unfair labor practices in connection with the operation of the business of the Acquiror and its Subsidiaries, and (iv) there is no pending or, to the Knowledge of the Acquiror, threatened charge or complaint against the Acquiror or any of its Subsidiaries by or before the National Labor Relations Board or any comparable agency of any state of the United States.

             SECTION 5.14 Taxes.
                          -----

             (a) Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Acquiror, all Tax Returns that are required to be filed by or with respect to the Acquiror or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, all Taxes that are due on or before the Effective Time have been or will be timely paid in full, all withholding Tax requirements imposed on or with respect to the Acquiror or any of its Subsidiaries have been or will be satisfied in full in all respects and no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

             (b) Except as set forth in Section 5.14(b) of the Acquiror's Disclosure Letter, each of such Tax Returns has been audited by the applicable Governmental Authority or the applicable statute of limitations has expired for the period covered by such Tax Return.

             (c) Except as set forth in Section 5.14(c) of the Acquiror's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any

                         AGREEMENT AND PLAN OF MERGER
     such Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Return.

             (d) There is no claim against the Acquiror or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any such Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Acquiror.

             (e) Except as set forth in Section 5.14(e) of the Acquiror's Disclosure Letter, none of the Acquiror and its Subsidiaries has, during the last ten years, been a member of an affiliated group filing a consolidated federal income Tax Return, other than the affiliated group of which the Acquiror is the common parent corporation.

     SECTION 5.15 Environmental Matters.
                  ---------------------

                  (a) Except for matters disclosed in the Acquiror's SEC Reports or in Section 5.15 of the Acquiror's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror, (a) the properties, operations and activities of the Acquiror and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Acquiror and its Subsidiaries and the properties and operations of the Acquiror and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Acquiror, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Authorizations if any, required to be obtained or filed by the Acquiror or any of its Subsidiaries under any Environmental Law in connection with the business of the Acquiror and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Acquiror or its Subsidiaries or in connection with their properties or operations; and (e) there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Acquiror and its Subsidiaries.

                  (b) The Acquiror and its Subsidiaries have made available to the Company all internal and external environmental audits and studies and all correspondence on environmental matters (in each case relevant to the Acquiror or any of its Subsidiaries) in the possession of the Acquiror or its Subsidiaries for such matters as could reasonably be expected to have a Material Adverse Effect on the Acquiror.

     SECTION 5.16 Insurance. The Acquiror and its Subsidiaries own and are
                  ---------
beneficiaries under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary for a company of the size and nature of the Acquiror and which is similarly situated. All premiums due with respect to all such insurance policies that are Material have been paid and, to the Knowledge of the Acquiror, all such policies are in full force and effect.


                         AGREEMENT AND PLAN OF MERGER

         SECTION 5.17   Certain Business Practices. As of the date of this
                        --------------------------
Agreement, neither the Acquiror or any of its Subsidiaries nor any director, officer, employee or agent of the Acquiror or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.18   Newco. Newco is a wholly owned subsidiary of Aviva
                        -----
Holding Inc., a Delaware corporation (the "Special Purpose Subsidiary"); the Special Purpose Subsidiary is a wholly owned subsidiary of Aviva America, Inc., a Delaware corporation ("Aviva America"); Aviva America is a wholly owned subsidiary of the Acquiror.

         SECTION 5.19   Brokers. Except as set forth in Section 5.19 of the
                        -------
Acquiror's Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror.

                                  ARTICLE VI

                                   COVENANTS

         SECTION 6.01   Affirmative Covenants.
                        ---------------------

                  (a) The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Acquiror, it will and will cause each of its Subsidiaries to:

                       (i) operate its business in the usual and ordinary course consistent with past practices;

                       (ii)  use all reasonable efforts to preserve
                  substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers;

                       (iii) maintain and keep its properties and assets in as
                  good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                       (iv) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                          AGREEMENT AND PLAN OF MERGER
         except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) The Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, it will and will cause each of its Subsidiaries to:

                       (i) operate its business in the usual and ordinary course consistent with past practices;

                       (ii)  use all reasonable efforts to preserve
                  substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers;

                       (iii) maintain and keep its properties and assets in as
                  good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                       (iv) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

         except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 6.02        Negative Covenants.
                             ------------------

                  (a) The Company covenants and agrees that, except as expressly set forth in the Company's Disclosure Letter, as expressly contemplated by this Agreement or as otherwise consented to in writing by the Acquiror, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                       (i) (A) increase the compensation payable to or to become payable to any director or executive officer, (B) grant any severance or termination pay; (C) amend or take any other actions to increase the amount or accelerate the payment or vesting of any benefit under any Benefit Plan (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party or permitted upon a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party) or (D) contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement; except (i) pursuant to any contract, agreement or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement, (ii) increases in salary payable or to become payable upon promotion to an office having

                          AGREEMENT AND PLAN OF MERGER
                  greater operational responsibilities, (iii), in the case of severance or termination payments, pursuant to the severance policy of the Company or its Subsidiaries existing at the date of this Agreement and (iv), in the case of Benefit Plans, amendments required by ERISA or other applicable Law.

                        (ii) (A) enter into any employment or severance agreement with any director or executive officer, either individually or as part of a class of similarly situated persons, or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements and Benefit Plans for the benefit of any newly employed or promoted officers or employees, in which case the terms of such agreements and Benefit Plans shall be reasonably consistent with those existing at the date of this Agreement, and except Benefit Plans relating to health and life insurance benefits established or adopted in the ordinary course of business consistent with past practice;

                        (iii) declare or pay any extraordinary dividend on, or make any other distribution in respect of outstanding shares of capital stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

                        (iv) (A) redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Company or any of its Subsidiaries, other than (1) any such acquisition by the Company or any of its wholly owned Subsidiaries directly from any wholly owned Subsidiary of the Company, (2) any repurchase, forfeiture or retirement of shares of Company Common Stock or Company Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Company or any of its Subsidiaries, or (3) any periodic purchase of Company Common Stock for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing employee stock purchase plan;
                  (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such Equity Securities;

                        (v) (A) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any Equity Securities of the Company or any of its Subsidiaries, other than issuances of Company Common Stock (1) upon the exercise of Company Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement) or (2) that constitutes a periodic issuance of shares of Company Common Stock required by the terms (as in effect on the date of this Agreement) of any Benefit Plans of the Company or any of its Subsidiaries, (B) amend or otherwise modify the terms (as in effect on the date of this Agreement) of any outstanding options, warrants or rights the effect of which shall be to make such terms more favorable to the holders thereof (except as may be

                          AGREEMENT AND PLAN OF MERGER
                  required by ERISA or other applicable Law); (C) take any action to accelerate the vesting of any outstanding Company Stock Options or (D) grant or suffer to exist any Lien with respect to any outstanding Equity Securities of any Subsidiary of the Company;

                        (vi) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or all or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                        (vii) sell, lease, exchange or otherwise dispose of, or grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Company or any of its Subsidiaries that are Material to the Company, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets acquired in an amount not to exceed $100,000 in the aggregate;

                        (viii) adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of its capital stock or other equity interests or would have a Material Adverse Effect on the Company;

                        (ix) (A) change any of its methods of accounting in effect at December 31, 1997, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes (other than any election that must be made periodically and that is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the cost to the Company and its Subsidiaries of such settlements or compromises, individually or in the aggregate, does not exceed $50,000) or (D) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except, in each case, as may be required by Law and for matters that could not reasonably be expected to have a Material Adverse Effect on the Company;

                        (x) incur any obligations for borrowed money or purchase money indebtedness (other than purchase money indebtedness as to which Liens may be granted as permitted by
                  Section 6.02(a)(vii)) that are Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except drawings under credit lines existing at the date of this Agreement and borrowings evidenced by short term obligations issued in the ordinary course of business consistent with past practice.


                          AGREEMENT AND PLAN OF MERGER

                        (xi) release any third Person from its obligations under any existing standstill agreement relating to a Competing Transaction or otherwise under any confidentiality agreement or similar agreement;

                        (xii) enter into any Material Contract with any third Person that provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Company or any of its Subsidiaries or substantially less advantageous to the Company or any of its Subsidiaries than Material Contracts existing on the date hereof; or

                        (xiii) agree in writing or otherwise to do any of the foregoing;

                  (b) The Acquiror covenants and agrees that, except as expressly set forth in the Acquiror's Disclosure Letter, as contemplated by this Agreement, or as otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                        (i) (A) increase the compensation payable to or to become payable to any director or executive officer, (B) grant any severance or termination pay; (C) amend or take any other actions to increase the amount or accelerate the payment or vesting of any benefit under any Benefit Plan (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party or permitted upon a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party) or (D) contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement; except (i) pursuant to any contract, agreement or other legal obligation of the Acquiror or any of its Subsidiaries existing at the date of this Agreement, (ii) increases in salary payable or to become payable upon promotion to an office having greater operational responsibilities, (iii), in the case of severance or termination payments, pursuant to the severance policy of the Acquiror or its Subsidiaries existing at the date of this Agreement and (iv), in the case of Benefit Plans, amendments required by ERISA or other applicable Law;

                        (ii) (A) enter into any employment or severance agreement with any director or executive officer, either individually or as part of a class of similarly situated persons, or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements and Benefit Plans for the benefit of any newly employed or promoted officers or employees, in which case the terms of such agreements and Benefit Plans shall be reasonably consistent with those existing at the date of this Agreement, and except Benefit Plans relating to health and life insurance benefits established or adopted in the ordinary course of business consistent with past practice;


                          AGREEMENT AND PLAN OF MERGER

                        (iii) declare or pay any extraordinary dividend on, or make any other distribution in respect of outstanding shares of capital stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

                        (iv) (A) redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Acquiror or any of its Subsidiaries (other than (1) any such acquisition by the Acquiror or any of its wholly owned Subsidiaries directly from any wholly owned Subsidiary of the Acquiror, (2) any repurchase, forfeiture or retirement of shares of the Acquiror Common Stock or the Acquiror Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Acquiror or any of its Subsidiaries, or (3) any periodic purchase of the Acquiror Common Stock for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing employee stock purchase plan; (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of the Equity Securities of the Acquiror or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such Equity Securities;

                        (v) (A) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any Equity Securities of the Acquiror or any of its Subsidiaries, other than issuances of the Acquiror Common Stock (1) upon the exercise of the Acquiror Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement) or (2) that constitutes a periodic issuance of shares of Acquiror Common Stock required by the terms (as in effect on the date of this Agreement) of any Benefit Plan of the Acquiror or any of its Subsidiaries; (B) amend or otherwise modify the terms (as in effect on the date of this Agreement) of any outstanding options, warrants or rights the effect of which shall be to make such terms more favorable to the holders thereof (except as may be required by ERISA or other applicable Law); (C) take any action to accelerate the vesting of any outstanding Acquiror Stock Options or (D) grant any Lien with respect to any Equity Securities of any Subsidiary of the Acquiror;

                        (vi) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or all or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                        (vii) sell, lease, exchange or otherwise dispose of, or grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Acquiror or any of its Subsidiaries that are Material to the Acquiror, except for dispositions of assets and inventories in the ordinary course of business and consistent with past

                          AGREEMENT AND PLAN OF MERGER
                  practice and dispositions of assets and purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets acquired in an amount not to exceed $100,000 in the aggregate;

                        (viii) adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of its capital stock or other equity interests or would have a Material Adverse Effect on the Acquiror;

                        (ix) (A) change any of its methods of accounting in effect at December 31, 1997, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes (other than any election which must be made periodically which is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the cost to the Acquiror and its Subsidiaries of such settlements or compromises, individually or in the aggregate, does not exceed $50,000) or (D) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except, in each case, as may be required by Law and for matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror;

                        (x) incur any obligations for borrowed money or purchase money indebtedness (other than purchase money indebtedness as to which Liens may be granted as permitted by
                  Section 6.02(b)(vii)) that are Material to the Acquiror, whether or not evidenced by a note, bond, debenture or similar instrument, except drawings under credit lines existing at the date of this Agreement and borrowings evidenced by short term obligations issued in the ordinary course of business consistent with past practice.

                        (xi) enter into any Material Contract with any third Person that provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Acquiror or any of its Subsidiaries or substantially less advantageous to the Acquiror or any of its Subsidiaries than Material Contracts existing on the date hereof; or

                        (xii) agree in writing or otherwise to do any of the foregoing.

              SECTION 6.03       No Solicitation. From the date of this
                                 ---------------
Agreement until the Effective Time or the termination of this Agreement pursuant to Section 9.01, the Company agrees that neither the Company nor any of its Subsidiaries nor any of the directors and officers of the Company or any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause the other employees, agents and representatives (including investment bankers, attorneys and accountants) employed or retained by the Company or any of its Subsidiaries not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information or assistance) any Acquisition Proposal or any inquiries that may reasonably be expected to lead to an Acquisition

                          AGREEMENT AND PLAN OF MERGER

Proposal. The Company further agrees that neither the Company nor any of its Subsidiaries nor any of the directors and officers of the Company or any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause the other employees, agents and representatives (including investment bankers, attorneys and accountants) employed or retained by the Company or any of its Subsidiaries not to, directly or indirectly, engage in any discussion with or provide any confidential information or data to any Person that may reasonably be expected to lead to an Acquisition Proposal or engage in any negotiations concerning, or otherwise facilitate any effort or attempt to make or implement, an Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of the Company shall be permitted (A), to the extent applicable, to comply, with regard to an Acquisition Proposal, with Rule 14e-2(a) promulgated under the Exchange Act, (B) in response to an unsolicited bona fide written Acquisition Proposal from any Person, recommend such Acquisition Proposal to the Company's stockholders or withdraw or modify in any adverse manner its approval or recommendation of this Agreement, or both, or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case described in clause (B) or (C), if (i) the Required Company Vote shall not have been theretofore obtained, (ii) the Board of Directors of the Company shall have concluded in good faith that such Acquisition Proposal (x) in the case of that described in clause (B) above would, if consummated, constitute a Superior Proposal or (y), in the case described in clause (C) above could reasonably be expected to constitute a Superior Proposal, (iii) the Board of Directors of the Company shall have determined in good faith on the basis of written advice of outside legal counsel that such action is necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, (iv) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors shall have received from such Person an executed confidentiality agreement containing customary terms and provisions and (v) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of the Company shall have notified the Acquiror immediately of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals of offers. The Company agrees that it will keep the Acquiror informed, on a current basis, of the status of any such discussions or negotiations. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence of this Section 6.03 of the obligations undertaken in this Section 6.03.

         SECTION 6.04      Access and Information.
                           ----------------------

                  (a) Each of the Company and the Acquiror shall, and shall cause its Subsidiaries to, (i) afford to the other and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, in the case of the Company, the "Company's Representatives" and, in the case of the Acquiror, the "Acquiror's Representatives") access, at reasonable times upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the other and to its books and

                          AGREEMENT AND PLAN OF MERGER
         records and (ii) furnish promptly to the other and its Representatives such information concerning its business, properties, contracts, records and personnel (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party.

               (b) Each party to this Agreement (the Acquiror Companies being considered one party for purposes of this Section 6.04(b)) shall hold in confidence all nonpublic information received from the other party to this Agreement until such time as such information is otherwise publicly available. If this Agreement is terminated for any reason pursuant to Article IX hereof, each of the Company and the Acquiror shall, within ten days after a request therefor from the other, return or destroy (and provide the other party within such ten-day time period with a certificate of an executive officer certifying such destruction) all of the information furnished to such party and its Representatives pursuant to the provisions of Section 6.04(a) and all internal memoranda, analyses, evaluations and other similar material containing, reflecting or prepared from any such information, in each case other than information available to the general public without restriction.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

         SECTION 7.01      Meetings of Stockholders.
                           ------------------------

               (a) The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with the GCL and its certificate of incorporation and bylaws to convene a special meeting of the Company's stockholders to consider approval and adoption of this Agreement and the Merger (the "Company Stockholders' Meeting"), and the Company shall consult with the Acquiror in connection therewith. Subject to the provisions of Section 6.03, the Board of Directors shall recommend this Agreement and the Merger to the stockholders of the Company and the Company shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of stockholders required by the GCL and its certificate of incorporation and bylaws to approve and adopt this Agreement (the "Required Company Vote").

               (b) The Acquiror shall, promptly after the date of this Agreement, take all actions necessary in accordance with the TBCA and its certificate of incorporation and bylaws to convene a special meeting of the Acquiror's stockholders to consider approval and adoption of this Agreement and the Merger (the "Acquiror Stockholders' Meeting"), and the Acquiror shall consult with the Company in connection therewith. The Acquiror shall use all reasonable efforts to solicit from stockholders of the Acquiror proxies in favor of the approval and adoption of the Share Issuance and to secure the vote or consent of the stockholders of the Acquiror required by the rules of the LSE and the ASE to approve and adopt the Share Issuance (the "Required Acquiror Vote").


                          AGREEMENT AND PLAN OF MERGER

         SECTION 7.02      Registration Statement; Proxy Statements.
                           ----------------------------------------

               (a) As promptly as practicable after the execution of this Agreement, the Acquiror and the Company shall prepare and file with the Commission a joint proxy statement and forms of proxy to be used in connection with the solicitation of proxies to be voted at the Acquiror Stockholders' Meeting with respect to the Share Issuance and in connection with the solicitation of proxies to be voted at the Company Stockholders' Meeting with respect to this Agreement (such joint proxy statement, together with any amendments thereof or supplements thereto effected on or prior to the effective date of the Registration Statement, being the "Joint Proxy Statement"). At such time as the Acquiror and the Company deem appropriate, the Acquiror shall prepare and file with the Commission a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement") containing the Joint Proxy Statement for stockholders of the Acquiror and the Company (the Joint Proxy Statement shall also constitute a prospectus for stockholders of the Company in connection with the registration under the Securities Act of the offering, sale and delivery of the Acquiror Common Stock to be issued pursuant to this Agreement in the Merger to stockholders of the Company and, together, they shall be referred to herein as the "Joint Proxy Statement/Prospectus"). Each of the Acquiror Companies and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. Each of the Acquiror Companies and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of the Acquiror Common Stock in the Merger. As promptly as practicable after the Registration Statement shall have become effective, (x) the Acquiror shall mail the Joint Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Acquiror's Stockholders' Meeting and (y) the Company shall mail the Joint Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Company Stockholders' Meeting.

               (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Joint Proxy Statement/Prospectus shall not, at the date the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders of the Acquiror, at the date (if different) the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders of the Company, at the time of the Acquiror Stockholders' Meeting, at the time (if different) of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration

                          AGREEMENT AND PLAN OF MERGER

Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform the Acquiror. All documents that the Company is responsible for filing with the Commission in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

          (c) The information supplied by the Acquiror Companies for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Such information supplied by the Acquiror for inclusion in the Joint Proxy Statement/Prospectus shall not, at the date the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders of the Acquiror, at the date (if different) the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders of the Company, at the time of the Acquiror Stockholders' Meeting, at the time (if different) of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Acquiror or any of its Affiliates, or to their respective officers or directors, should be discovered by the Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Acquiror shall promptly inform the Company. All documents that the Acquiror Companies are responsible for filing with the Commission in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

          (d) No amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus shall be made by the Acquiror or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. The Acquiror and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement or the solicitation of proxies pursuant to the Joint Proxy Statement/Prospectus, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement or the Joint Proxy Statement/Prospectus, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.


                          AGREEMENT AND PLAN OF MERGER

SECTION 7.03      Appropriate Action; Consents; Filings.
                  -------------------------------------

     (a)     The Company and the Acquiror shall each use all reasonable efforts
(i) to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things that, in either case, are necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Authorities any Authorizations or Orders required to be obtained by the Acquiror or the Company or any of their Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of the Acquiror) and the Exchange Act and the Regulations thereunder and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law. The Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Acquiror shall furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Joint Proxy Statement/Prospectus or the Registration Statement) in connection with the transactions contemplated by this Agreement.

     (b) Each of the Company and the Acquiror shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger,
(ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, the Acquiror or their Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Contract of the Company or the Acquiror, respectively; and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or the Acquiror, respectively, or is likely to delay or impede the ability of either the Company or the Acquiror, respectively, to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

     (c) The Acquiror Companies and the Company agree to cooperate and use all reasonable efforts vigorously to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court or Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including the vigorous pursuit of all available avenues of administrative and judicial appeal. Each of the Acquiror Companies and the Company also agree to take any and all actions, including the disposition of assets or the


                          AGREEMENT AND PLAN OF MERGER
withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Authorization or Order necessary for the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action that would otherwise cause any condition to the Closing not to be satisfied; provided, however, that in no event shall either party take, or be required to take, any action that could reasonably be expected to have a Material Adverse Effect on the Combined Companies.

               (d) (i) Each of the Company and the Acquiror shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons
          (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time or a Material Adverse Effect on the Acquiror from occurring after the Effective Time.

               (ii) If any party shall fail to obtain any consent from a third Person described in subsection (d)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and the Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

     SECTION 7.04      Affiliates.
                       ----------

          (a) The Company shall use all reasonable efforts to obtain from any Person who may be deemed to have become an Affiliate of the Company after the date of this Agreement and on or prior to the Closing Date a written agreement substantially in the form of Annex B hereto as soon as practicable after attaining such status.

          (b) The Acquiror Companies shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be Affiliates of the Company pursuant to Rule 145 under the Securities Act.

     SECTION 7.05      Public Announcements. The Acquiror and the Company shall
                       --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

     SECTION 7.06      Stock Exchange Listings. The Acquiror shall use all
                       -----------------------
reasonable efforts to cause the shares of the Acquiror Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the LSE and to cause the Depositary Shares


                          AGREEMENT AND PLAN OF MERGER
representing such shares of Acquiror Common Stock to be approved for listing (subject to official notice of issuance) on the ASE, in each case prior to the Effective Time.

     SECTION 7.07      State Takeover Statute. The Company shall take all action
                       ----------------------
so that the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will be exempt from Section 203 of the GCL.

     SECTION 7.08      Indemnification of Directors and Officers.
                       -----------------------------------------

          (a) Until six years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation as in effect immediately after the Effective Time shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors, officers, employees and agents of the Company thereunder or to reduce or limit the ability of the Company as the Surviving Corporation to indemnify such persons or to hinder, delay or make more difficult the exercise of such rights of indemnity or such ability to indemnify. The Surviving Corporation will at all times exercise the powers granted to it by its certificate of incorporation, its bylaws and applicable law to indemnify to the fullest extent possible the present and former directors and officers of the Company against claims made against them arising from their service in such capacities prior to the Effective Time.

          (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made against any present or former director, officer, employee or agent of the Company based on or arising out of the services of such Person prior to the Effective Time in the capacity of such Person as a director, officer, employee or agent of the Company, the provisions of subsection (a) of this Section respecting the certificate of incorporation and bylaws of the Surviving Corporation shall continue in effect until the final disposition of all such claims.

          (c) The Acquiror hereby agrees after the Effective Time to guarantee the payment of the Surviving Corporation's indemnification obligations described in subsection (a) of this Section 7.08 up to an amount determined as of the Effective Time equal to (i) the fair market value of any assets of the Surviving Corporation or any of its Subsidiaries distributed to the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (ii) any liabilities of the Surviving Corporation or any of its Subsidiaries assumed by the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (iii) the fair market value of any assets of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) contributed to the Surviving Corporation or any of its Subsidiaries and plus (iv) any liabilities of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) assumed by the Surviving Corporation or any of its Subsidiaries.

          (d) Notwithstanding subsections (a), (b) or (c) of this Section 7.10, the Acquiror and the Surviving Corporation shall be released from the obligations imposed by such subsections if the Acquiror shall assume the indemnification obligations of the Surviving Corporation under its certificate of incorporation and bylaws by operation of Law or


                          AGREEMENT AND PLAN OF MERGER
     otherwise. Notwithstanding anything to the contrary in this Section 7.10, neither the Acquiror nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

          (e) The Acquiror shall cause to be maintained in effect for the period ending on the third anniversary of the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that (i) neither the Acquiror nor the Surviving Corporation shall be required to maintain any such policies to the extent the coverage thereunder exceeds $ 3,000,000 and
     (ii) in no event shall the Acquiror or the Surviving Corporation be required to expend more than 100 percent of the current annual premiums paid by the Company for such insurance.

          (f) The provisions of this Section 7.08 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

     SECTION 7.09      Event Notices. From and after the date of this Agreement
                       -------------
until the Effective Time, each party hereto shall promptly notify the other party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of the latter party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (ii) any failure of the former party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement that would be likely to result in any condition to the obligations of the latter party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.09 shall cure any breach of any representation or warranty of the party giving such notice contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

     SECTION 8.01      Conditions to Obligations of Each Party Under This
                       --------------------------------------------------
Agreement. The respective obligations of each party to effect the Merger and the
---------
other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

          (a)  Effectiveness of the Registration Statement. The Registration
               -------------------------------------------
     Statement shall have been declared effective by the Commission under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the


                          AGREEMENT AND PLAN OF MERGER

     Commission and no proceedings for that purpose shall have been initiated by the Commission.

          (b)  Stockholder Approval. This Agreement shall have been approved and
               --------------------
     adopted by the requisite vote of the stockholders of the Company as required by the GCL. The Share Issuance shall have been approved and adopted by the requisite vote of the stockholders of the Acquiror as required by the rules of the LSE and the ASE.

          (c)  No Order. No Court or Governmental Authority shall have enacted,
               --------
     issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d)  Foreign Governmental Authorities. The parties hereto shall have
               --------------------------------
     received all Authorizations and Orders of foreign Governmental Authorities necessary in order to consummate the Merger in accordance with applicable Law, except for any such Authorizations and Orders the nonreceipt of which could not reasonably be expected to have a Material Adverse Effect on the Acquiror (including the Surviving Corporation).

          (e)  Listing of Depositary Shares. The Depositary Shares issued by the
               ----------------------------
     Depositary to represent the Aviva Common Stock issued pursuant to the Merger and deposited with the Depositary shall have been listed on the ASE, subject to official notice of issuance.

     SECTION 8.02      Additional Conditions to Obligations of the Acquiror
                       ----------------------------------------------------
Companies. The obligations of the Acquiror Companies to effect the Merger and
---------
the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by the Acquiror Companies, in whole or in part, to the extent permitted by applicable Law:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
     warranties of the Company contained in this Agreement which is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date, and the Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing date, to such effect.

          (b)  Agreements and Covenants. The Company shall have performed or
               ------------------------
     complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing date, to such effect.

          (c)  Bank Credit Agreement. The Bank Credit Agreement shall have been
               ---------------------
     amended and the Bank shall have made available to the Acquiror a credit of $ 15,000,000


                          AGREEMENT AND PLAN OF MERGER
     against which the Acquiror shall have refinanced the indebtedness theretofore outstanding under the Bank Credit Agreement and shall have paid and discharged the OPIC Debt.

          (d)  Debenture Agreement. The Debenture Agreement shall have been
               -------------------
     executed and delivered by the parties thereto and, concurrently with the Closing, the transactions contemplated by the Debenture Agreement shall have been consummated and the Acquiror shall be the beneficial owner of all the outstanding Debentures.

          (e)  OPIC Debt. The aggregate obligation of the Company with respect
               ---------
     to the principal of the OPIC Debt shall not, on the Closing Date, exceed
     $ 6,000,000 (net of amounts added to the escrow account maintained for the benefit of the holders of the OPIC Debt subsequent to April 16, 1998.

          (f)  Other Liabilities. The aggregate amount of consolidated current
               -----------------
     assets of the Company and its Subsidiaries (exclusive of any amounts held in escrow necessary to reduce the net OPIC debt to $ 6,000,000), less the aggregate amount of consolidated liabilities, absolute and contingent, whether or not accrued, of the Company and its Subsidiaries, including the Partnership (exclusive of indebtedness represented by the OPIC Debt and the Debentures), shall not be less than $100,000.

          (g)  Other Consents. The Company shall have received written consents
               --------------
     to the Merger from OPIC and Chase Bank of Texas and from any other Person whose failure to consent to the Merger could reasonably be expected to have a Material Adverse Effect on the Acquiror (including the Surviving Corporation).

          (h)  Change in Control Agreements. The Change in Control Agreements
               ----------------------------
     shall have been amended to reduce the severance payments thereunder to $65,000 in the case of Mr. Fry and $35,000 in the case of Mr. Dyes, to limit the medical, life and disability insurance coverage requirements to five months, five months and five months in the case of Mr. Fry and three months, three months and three months, in the case of Mr. Dyes, and to delete the provisions thereof relating to stock options.

          (i)  Stock Options. Each holder of outstanding Company Stock Options
               -------------
     shall have surrendered all such Company Stock Options to the Company for cancellation.

     SECTION 8.03      Additional Conditions to Obligations of the Company. The
                       ---------------------------------------------------
obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
     warranties of the Acquiror contained in this Agreement which is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date, and the Company shall

                          AGREEMENT AND PLAN OF MERGER
     have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Closing Date, to such effect.

          (b)  Agreements and Covenants. The Acquiror Companies shall have
               ------------------------
     performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Closing Date, to such effect.

          (c)  Other Consents. The Company shall have received written consents
               --------------
     to the Merger from OPIC and Chase Bank of Texas and from any other Person whose failure to consent to the Merger could reasonably be expected to have a Material Adverse Effect on the Acquiror (including the Surviving Corporation).

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01      Termination. This Agreement may be terminated at any time
                       -----------
prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of the Company and before or after approval of the Share Issuance by the stockholders of the Acquiror:

          (a)  by mutual consent of the Acquiror and the Company;

          (b) by the Acquiror, upon a Material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue in any Material respect, in either case such that the conditions set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, the Acquiror may not terminate this Agreement under this Section 9.01(b);

          (c) by the Company, upon a Material breach of any representation, warranty, covenant or agreement on the part of the Acquiror Companies set forth in this Agreement or if any representation or warranty of the Acquiror Companies shall have become untrue in any Material respect, in either case such that the conditions set forth in Section 8.03(a) or
     Section 8.03(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by the Acquiror Companies through the exercise of their reasonable efforts and for so long as the Acquiror Companies continue to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(c);


                          AGREEMENT AND PLAN OF MERGER

          (d) by either the Acquiror or the Company, if there shall be any final and nonappealable Order that prevents the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.03;

          (e) by either the Acquiror or the Company, if the Merger shall not have been consummated before September 30, 1998; provided, however, that this Agreement may be extended by written notice of either the Acquiror or the Company to a date not later than October 31, 1998, if the Merger shall not have been consummated as a result of the Company or the Acquiror Companies having failed by September 30, 1998 to receive all required Authorizations and Orders with respect to the Merger or as a result of the entering of an Order by a Court or Governmental Authority; and provided, further, that, prior to October 31, 1998, no party shall be entitled to terminate this Agreement pursuant to this Section 9.01(e) if such party is in Material breach of any representation, warranty, covenant or agreement on the part of such party set forth in this Agreement;

          (f) by either the Acquiror or the Company, if this Agreement shall fail to receive the Required Company Vote by the stockholders of the Company at the Company Stockholders' Meeting;

          (g) by either the Acquiror or the Company, if this Agreement shall fail to receive the Required Acquiror Vote by the stockholders of the Acquiror at the Acquiror Stockholders' Meeting;

          (h) by the Company, at any time prior to receipt of the Required Company Vote, upon two Business Days' prior written notice to the Acquiror, if the Board of Directors of the Company shall approve a Superior Proposal; provided, however, that (i) the Company shall have complied with Section 6.03, (ii) the Board of Directors of the Company shall have concluded in good faith, after giving effect to all concessions that may be offered by the Acquiror pursuant to clause (iv) below, on the advice of its financial advisers and outside counsel, that such proposal is a Superior Proposal,
     (iii) the Board of Directors of the Company shall have concluded in good faith, after receipt of the written advice of outside counsel, that, notwithstanding all concessions that may be offered by the Acquiror in negotiations entered into pursuant to clause (iv) below, such action is necessary for the Board of Directors of the Company to act in a manner consistent with its fiduciary duties under applicable Law and (iv), prior to such termination, the Company shall, and shall cause its respective financial and legal advisers to, negotiate with the Acquiror to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms; or

          (i) by the Acquiror, upon two Business Days' prior written notice to the Company, if the Board of Directors of the Company (A) shall withdraw or modify in any manner adverse to the Acquiror the Board's approval or recommendation of this Agreement and the Merger, (B) shall fail to reaffirm such approval or recommendation upon the Acquiror's request, (C) shall approve or recommend any Superior Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C); or


                          AGREEMENT AND PLAN OF MERGER

          (j) by the Acquiror, by written notice to the Company, if (A) a third party acquires securities representing more than 30% of the voting power of the outstanding voting securities of the Company or (B) individuals who as of the date of this Agreement constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who are either directors as of the date of this Agreement or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the Board of Directors of the Company.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

     SECTION 9.02      Effect of Termination. Except as provided in Section 9.05
                       ---------------------
or Section 10.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any misrepresentation or breach of any covenant or agreement under this Agreement.

     SECTION 9.03      Amendment. This Agreement may be amended by the parties
                       ---------
hereto by action authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of the Company, or approval of the Share Issuance by the stockholders of the Acquiror, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.04      Waiver. At any time prior to the Effective Time, any
                       ------
party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 9.04, the Acquiror Companies shall be deemed to be one party.

     SECTION 9.05      Fees, Expenses and Other Payments.
                       ---------------------------------

          (a) Except as provided in Section 9.05(b) of this Agreement, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that all Expenses related to printing, filing and


                          AGREEMENT AND PLAN OF MERGER
         mailing the Registration Statement and the Joint Proxy Statement/Prospectus and all Commission and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement/Prospectus shall be for the account of the Acquiror; and provided, further, that the Acquiror may, at its option, but subject to Section 7.04(e), pay any Expenses of the Company that are solely and directly related to the Merger.

                  (b) The Company agrees that, if this Agreement is terminated pursuant to Section 9.01(b) (breach), Section 9.01(h) (fiduciary out),
         Section 9.01(i) (change of recommendation) or Section 9.01(j) (acquisition of voting power or change of board), the Company shall promptly (but not later than five Business Days after receipt of notice from the Acquiror that the amount is due) pay to the Acquiror, as liquidated damages and expense reimbursement, an amount in cash equal to $ 50,000 (the "Termination Fee");

                  (c) If the Company shall fail to pay the Acquiror any fee due hereunder, the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime interest rate of CitiBank, N.A., in effect from time to time, from the date such fee was required to be paid until payment in full.

                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01  Effectiveness of Representations, Warranties and
                        ------------------------------------------------
Agreements.
-----------
                  (a) Except as set forth in Section 10.01(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

                  (b) The representations and warranties in this Agreement shall terminate at the Effective Time and the representations, warranties, covenants and agreements of each of the parties hereto shall terminate upon the termination of this Agreement pursuant to Section 9.01, except that the covenants and agreements set forth in Sections 9.02 and 9.05 and in Article X hereof shall survive such termination of this Agreement.

         SECTION 10.02  Notices. All notices and other communications given or
                        -------
made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:


                          AGREEMENT AND PLAN OF MERGER

         (a)   If to any of the Acquiror Companies, to:

               Aviva Petroleum Inc.
               8235 Douglas Avenue
               Suite 400
               Dallas, Texas 75225
               Attention: Ronald Suttill, President and Chief Executive Officer Telecopier No.: (214) 691-6151

         with a copy to:

               Vinson & Elkins L.L.P.
               First City Tower
               1001 Fannin
               Houston, Texas  77002-6760
               Attention:  William E. Joor III
               Telecopier No.: (713) 758-2346

         (b)   If to the Company, to:

               Garnet Resources Corporation
               1214 Wilmington Avenue
               Suite 303
               Salt Lake City, Utah 84106
               Attention: Douglas Fry, President and Chief Executive Officer Telecopier No.: (801) 463-0748

         with a copy to:

               Parsons Behle & Latimer
               One Utah Center
               201 South Main Street
               Suite 1800
               Salt Lake City, Utah 84145-0898
               Attention:  Stuart A. Fredman
               Telecopier No.:  (801) 536-6111

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.


                          AGREEMENT AND PLAN OF MERGER

         SECTION 10.03  Headings. The headings contained in this Agreement are
                        --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.04  Severability. If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 10.05  Entire Agreement. This Agreement (together with the
                        ----------------
Annexes, the Company's Disclosure Letter and the Acquiror's Disclosure Letter) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

         SECTION 10.06  Assignment. This Agreement shall not be assigned by
                        ----------
operation of Law or otherwise.

         SECTION 10.07  Parties in Interest. This Agreement shall be binding
                        -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, other than Section 7.11 which is intended also to benefit the present and former directors, officers, employees and agents of the Company therein referenced, and their heirs and representatives, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.08  Failure or Indulgence Not Waiver; Remedies Cumulative.
                        -----------------------------------------------------
No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         SECTION 10.09  Governing Law. This Agreement shall be governed by, and
                        -------------
construed in accordance with, the Laws of the State of Texas, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law; provided, however, that any matter involving the internal corporate affairs of the Company or Newco shall be governed by the provisions of the GCL.

         SECTION 10.10  Specific Performance. The parties hereby acknowledge and
                        --------------------
agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Agreement for which damages, even


                          AGREEMENT AND PLAN OF MERGER
if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this Section is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         SECTION 10.11  Counterparts. This Agreement may be executed in multiple
                        ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                          AGREEMENT AND PLAN OF MERGER

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                AVIVA PETROLEUM INC.



                                                By:  /s/  R. Suttill
                                                    ----------------------------
                                                    Name:  R. Suttill
                                                    Title:  President


                                                AVIVA MERGER INC.



                                                By:  /s/  R. Suttill
                                                    ----------------------------
                                                    Name:  R. Suttill
                                                    Title:  President


                                                GARNET RESOURCES CORPORATION



                                                By:  /s/  Douglas W. Fry
                                                    ----------------------------
                                                    Name:  Douglas W. Fry
                                                    Title:  President





                          AGREEMENT AND PLAN OF MERGER

                                                                         ANNEX A



                            SCHEDULE OF DEFINED TERMS

         The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

         "Acquiror" shall mean Aviva Petroleum Inc., a Texas corporation, and its successors from time to time.

         "Acquiror Annual Report" shall mean the Annual Report on Form 10-K of the Acquiror for the year ended December 31, 1997 filed with the Commission.

         "Acquiror Benefit Plans" shall mean Benefit Plans with respect to the Acquiror and its Subsidiaries.

         "Acquiror Common Stock" shall mean the common stock, without par value, of the Acquiror.

         "Acquiror Companies" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

         "Acquiror Representatives" shall have the meaning ascribed to such term in Section 6.04.

         "Acquiror Stock Options" shall mean stock options granted pursuant to the Acquiror Stock Plans.

         "Acquiror Stock Plans" shall mean the Aviva Petroleum Inc. 1995 Stock Option Plan, as amended, and the Incentive Plan and Non-Statutory Stock Option Plan.

         "Acquiror Stockholders' Meeting" shall have the meaning ascribed to such term in Section 7.01(b).

         "Acquiror's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Acquiror and its Subsidiaries as of December 31, 1996 and December 31, 1997 and the related consolidated statements of operations and cash flows for the fiscal years ended December 31, 1995, 1996 and 1997, together with the notes thereto, all as audited by KPMG Peat Marwick LLP, independent accountants, under their report with respect thereto dated February 27, 1998 and included in the Acquiror's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission.

         "Acquiror's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Acquiror as of December 31, 1997 included in the Acquiror's Audited Consolidated Financial Statements.

         "Acquiror's Consolidated Financial Statements" shall mean the Acquiror's Audited Consolidated Financial Statements and the Acquiror's Unaudited Consolidated Financial Statements.

                         AGREEMENT AND PLAN OF MERGER
                                   ANNEX A-1

         "Acquiror's Disclosure Letter" shall mean a letter of even date herewith delivered by the Acquiror to the Company with the execution of the Agreement, which, among other things, shall identify exceptions to the Acquiror's representations and warranties contained in Article V by specific section and subsection references.

         "Acquiror's Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated balance sheet of the Acquiror and its Subsidiaries as of March 31, 1998 and the related consolidated statements of operations and cash flows for the fiscal quarters ended March 31, 1997 and March 31, 1998, together with the notes thereto, included in the Acquiror's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission.

         "Acquisition Proposal" shall mean any proposal or offer with respect to a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 10% or more of the Equity Securities of, the Company or any of its Subsidiaries that, in any case, could be reasonably expected to interfere with the consummation of the Merger or the other transactions contemplated by this Agreement.

         "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

         "Agreement" shall mean the Agreement and Plan of Merger made and entered into as of June 24, 1998 among the Acquiror, Newco and the Company, including any amendments thereto and each Annex (including this Annex A) and Schedule thereto (including the Acquiror's Disclosure Letter and the Company's Disclosure Letter).

         "ASE" shall mean the American Stock Exchange.

         "Authorization" shall mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

         "Benefit Plans" shall mean, with respect to a specified Person, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, severance, employment, change-in-control, deferred compensation and any bonus or incentive compensation plan, agreement, program or policy (whether qualified or nonqualified, written or oral) sponsored, maintained, or contributed to by the specified Person or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the specified Person or any of its Subsidiaries in connection with such services or any such plans which have been so sponsored, maintained or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include
(a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-2
practice, including wage, vacation, holiday and sick or other leave policies,
(b) workers compensation insurance and (c) directors and officers liability insurance.

     "Business Day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed;

     "Certificate of Merger" shall have the meaning ascribed to such term in
Section 2.04.

         "Change in Control Agreements" shall mean those certain agreements dated April 11, 1997 between the Company and Douglas W. Fry and Edgar L. Dyes, as amended.

         "Closing" shall mean a meeting, which shall be held in accordance with
Section 3.03, of representatives of the parties to the Agreement at which, among other things, all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

         "Closing Date" shall mean the date of the Closing as determined pursuant to Section 3.03.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Combined Companies" shall mean the Acquiror, the Surviving Corporation and their Subsidiaries after giving effect to the Merger.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock Exchange Ratio" shall mean the ratio of conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger as provided in Section 3.01(a).

         "Company" shall mean Garnet Resources Corporation, a Delaware corporation, and its successors from time to time.

         "Company Annual Report" shall mean the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 filed with the Commission.

         "Company Benefit Plans" shall mean Benefit Plans with respect to the Company and its Subsidiaries.

         "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

         "Company Option Plans" shall mean the Company's 1987 Stock Option Plan, 1990 Stock Option Plan, as amended, and 1997 Directors' Stock Option Plan.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-3

         "Company Representatives" shall have the meaning ascribed to such term in Section 6.04.

         "Company Stock Options" shall mean stock options granted pursuant to the Company Option Plans.

         "Company Stockholders' Meeting" shall have the meaning ascribed to such term in Section 7.01(a).

         "Company's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996 and 1997 and the related consolidated and combined statements of operations and cash flows for the fiscal years ended December 31, 1995, 1996 and 1997, together with the notes thereto, all as audited by Arthur Andersen LLP, independent accountants, under their report with respect thereto dated March 20, 1998 and included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission.

         "Company's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Company as of December 31, 1997 included in the Company's Audited Consolidated Financial Statements.

         "Company's Consolidated Financial Statements" shall mean the Company's Audited Consolidated Financial Statements and the Company's Unaudited Consolidated Financial Statements.

         "Company's Disclosure Letter" shall mean a letter of even date herewith delivered by the Company to the Acquiror Companies concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to the Company's representations and warranties contained in Article IV by specific section and subsection references.

         "Company's Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1997 and 1998 and the related consolidated statements of operations and cash flows for the three month periods ended March 31, 1997 and 1998, together with the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission.

         "Competing Transaction" shall mean any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries or the acquisition in any manner, directly or indirectly, of a Material equity interest in any voting securities of, or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement.

         "Constituent Corporations" shall mean the Company and Newco.

         "control" (including the terms "controlled," "controlled by" and "under common control with") means (except where another definition is expressly indicated) the possession, directly or


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-4
indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

         "Current Acquiror Benefit Plans" shall mean Benefit Plans that are sponsored, maintained or contributed to by the Acquiror or any of its Subsidiaries as of the date of this Agreement.

         "Current Company Benefit Plans" shall mean Benefit Plans that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries as of the date of this Agreement.

         "Debenture" or "Debentures" shall mean $15,000,000 in aggregate principal amount of the Company's outstanding 9-1/2% Convertible Subordinated Debentures due December 21, 1998.

         "Debenture Agreement" shall mean a definitive and binding agreement by and among the Company and each of the holders of the outstanding Debentures pursuant to which such holders agree (i) to consent to the transactions contemplated by this Agreement and (ii) to sell to the Acquiror the Debentures in exchange for 12,887,771 shares of Acquiror Common Stock.

         "Deposit Agreement" shall mean that certain Deposit Agreement dated as of September 15, 1994 between the Acquiror and the Depositary relating to the issuance of Depositary Shares in exchange for shares of Acquiror Common Stock.

         "Depositary" shall mean ChaseMellon Shareholder Services Group, L.L.C., as Depositary under the Deposit Agreement.

         "Depositary Receipts" shall mean the depositary receipts issued by the Depositary pursuant to the Deposit Agreement to evidence the Depositary Shares.

         "Depositary Shares" shall mean the Depositary Shares issued by the Depositary pursuant to the Deposit Agreement to holders of Acquiror Common Stock in exchange for the deposit of shares of Acquiror Common Stock with the Depositary on the basis of five shares of Acquiror Common Stock for one Depositary Share.

         "Ecopetrol" shall mean Empresa de Colombiana, the national oil company of Colombia.

         "Effective Time" shall mean the date and time of the completion of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02.

         "Environmental Law or Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health or the environment


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-5
currently in effect and applicable to a specified Person and its Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state or local Laws implementing the foregoing federal Laws, and all other environmental conservation or protection Laws. For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that, to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in either CERCLA, such broader meaning shall apply, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

         "Equity Securities" shall mean, with respect to a specified Person, any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, such Person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean ChaseMellon Shareholder Services Group, L.L.C.

         "Exchange Fund" shall mean the fund of Acquiror Common Stock, cash in lieu of fractional share interests and dividends and distributions, if any, with respect to such shares of Acquiror Common Stock established at the Exchange Agent pursuant to Section 3.02(a).

         "Expenses" shall mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Joint Proxy Statement, the Acquiror Proxy Statement and the Company Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

         "GAAP" shall mean accounting principles generally accepted in the United States as in effect from time to time consistently applied by a specified Person.

                         AGREEMENT AND PLAN OF MERGER
                                   ANNEX A-6

         "GCL" shall mean the General Corporation Law of the State of Delaware, as in effect on the date of this Agreement and from time to time thereafter during the pendency hereof.

         "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "IRS" shall mean the Internal Revenue Service.

         "Joint Proxy Statement/Prospectus" shall have the meaning ascribed to such term in Section 7.02(a).

         "Knowledge" shall mean, with respect to either the Company or the Acquiror, the knowledge of any executive officer of such party after reasonable inquiry.

         "Law" shall mean all laws, statutes and ordinances of the United States, any state of the United States, any foreign country, any foreign state and any political subdivision thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

         "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

         "LSE" shall mean the London Stock Exchange Limited.

         "Marketable Title" shall mean, as to the oil and gas properties of a party, such title or contractual right that, subject to and except for the Permitted Encumbrances: (i) entitles such party to receive not less than the "Net Revenue Interest", set forth in Section 3.10(a) of the Company's Disclosure Letter or the Acquiror's Disclosure Letter, as the case may be, of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the presently producing formations in the presently producing wells located on such oil and gas properties; (ii) obligates such party to bear costs and expenses relating to the maintenance, development and operation of the presently producing wells located on such oil and gas properties in an amount not greater than the "Working Interest" set forth in Section 3.10(a) of the Company's Disclosure Letter or the Acquiror's Disclosure Letter, as the case may be; and
(iii) is free and clear of any encumbrances, liens or other defects.

         "Material" shall mean material to the (a) consolidated business, condition (financial and other), results of operations, properties or prospects of a specified Person and its Subsidiaries, if any, taken as a whole or (b) to the specified Person's ability to perform its obligations under this


                         AGREEMENT AND PLAN OF MERGER
                                   ANNEX A-7

Agreement or fulfill the conditions to Closing; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto pursuant to Section 11 of the Securities Act.

         "Material Adverse Effect" shall mean any change or effect that would be material and adverse (a) to the consolidated business, condition (financial or otherwise), results of operations, properties or prospects of a specified Person and its Subsidiaries, if any, taken as a whole or (b) to the specified Person's ability to perform its obligations under this Agreement or fulfill the conditions to Closing; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto pursuant to Section 11 of the Securities Act.

         "Material Contract" shall mean each contract, lease, indenture, agreement, arrangement or understanding to which a specified Person or any of its Subsidiaries is a party or to which any of the assets or operations of such specified Person or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Paragraph (2), (4) or (10) of Item 601(b) of Regulation S-K under the Securities Act if such a registration statement were to be filed by such Person under the Securities Act on the date of determination. Notwithstanding the foregoing, such term shall, in the case of the Company, include any of the following contracts, agreements or commitments, whether oral or written:

                  (1) Any collective bargaining agreement or other agreement with any labor union;

                  (2) any agreement, contract or commitment with any other Person, other than any agency or representation agreement relating to operations of the Company or any of its Subsidiaries in any foreign nation or state entered into in the ordinary course of business, containing any covenant limiting the freedom of such specified Person or any of its Subsidiaries to engage in any line of business or to compete with any other Person;

                  (3) any partnership, joint venture or profit sharing agreement with any Person;

                  (4) any employment or consulting agreement, contract or commitment between the Company or any of its Subsidiaries and any employee, officer or director thereof (i) having more than one year to run from the date hereof, (ii) providing for an obligation to pay or accrue compensation of $ 25,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of such Person or any of its Subsidiaries or upon any termination of such employment or consulting relationship following a change in control of such Person or any of its Subsidiaries;

                  (5) any agency or representation agreement relating to operations of the Company or any of its Subsidiaries in any foreign nation or state with any Person that is not terminable by the Company or one of its Subsidiaries without penalty upon not more than one year's notice; and

                  (6) any confidentiality agreement, development agreement or license agreement relating to the products of the Company or any of its Subsidiaries.

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-8

         "Merger" shall mean the merger of Newco with and into the Company as provided in Article II of this Agreement.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Newco" shall mean Aviva Merger Inc., a Delaware corporation and a wholly owned, indirect Subsidiary of the Acquiror.

         "Oil and Gas Properties" shall mean the oil and gas properties of subsidiaries of the Acquiror listed in Section 3.10(a) of the Acquiror's Disclosure Letter Schedule.

         "OPIC" shall mean Overseas Private Investment Corporation, an agency of the United States Government.

         "OPIC Debt" shall mean the indebtedness of Argosy Energy International, a wholly owned Subsidiary of the Company, under that certain Finance Agreement dated May 2, 1994 between Argosy Energy International and OPIC, as amended.

         "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local.

         "Partnership" shall mean Argosy Energy International, L.P., a Utah limited partnership.

         "Partnership Properties" shall mean the oil and gas properties of the Partnership listed in Section 3.10(a) of the Company's Disclosure Letter Schedule.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" shall mean the following:

                  (1) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

                  (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

                  (3) liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review;

                         AGREEMENT AND PLAN OF MERGER
                                   ANNEX A-9
         provided that such Person or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

                  (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; provided that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held;

                  (5) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent;

                  (6) lessors' royalties, overriding royalties and division orders and sales contracts covering oil, gas or associated liquid or gaseous hydrocarbons, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the net revenue interest of any of the oil and gas properties of the Company or the Acquiror to less than the net revenue interest relating thereto disclosed to the other party hereto set forth in the Disclosure Letter of such party;

                  (7) preferential rights to purchase and required third party consents to assignments and similar agreements with respect to oil and gas properties of a party hereto and as to which (i) waivers or consents have been obtained from the appropriate Persons, (ii) the appropriate time period for asserting such rights has expired without an exercise of such rights or (iii) with respect to consents, such consent need not be obtained prior to an assignment or the failure to obtain such consent will not adversely effect the value of the producing oil and gas properties to such party;

                  (8) liens for taxes or assessments not yet due or not yet delinquent;

                  (9) all rights to consent by, required notices to, filings with, or other actions by governmental or tribal entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained subsequent to such sale or conveyance;

                  (10) rights of reassignment;

                  (11) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the oil and gas properties of a party hereto;

                  (12) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the oil and gas properties of a party hereto (including liens of operators relating to obligations not yet due or pursuant to which such

                         AGREEMENT AND PLAN OF MERGER
                                  ANNEX A-10
         party is not in default) that are not such as to adversely interfere with the operation, value or use of such properties;

                  (13) the terms and conditions of all leases and all agreements, orders, instruments, documents and other matters affecting the oil and gas properties of a party hereto (including production sales contracts, division orders, contracts for sale, purchase, exchange, refining, or processing of hydrocarbons, unitization and pooling designations, declarations, orders and agreements, operating agreements, agreements of development, area of mutual interest agreements, gas balancing or deferred production agreements, processing agreements, plant agreements, pipeline, gathering and transporting agreements, injection, repressuring and recycling agreements, carbon dioxide purchase or sale agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements) that are customary in the oil, gas and other mineral exploration, development or extraction business or in the business of processing of gas and gas condensate production for the extraction of products therefrom, if the net cumulative effect of such burdens does not operate to reduce the net revenue interest of any of the oil and gas properties of the Company or the Acquiror to less than the net revenue interest relating thereto disclosed to the other party hereto set forth in the Disclosure Letter of such party (unless, in the case of an increased Working Interest, the Partnership's Net Revenue Interest is proportionately increased); and

                  (14) rights reserved to or vested in any municipality or governmental, tribal, statutory or public authority to control or regulate any of the oil and gas properties of a party hereto in any manner, and all applicable laws, rules and orders of governmental and tribal authority.

         "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority.

         "Registration Statement" shall have the meaning ascribed to such term in Section 7.02(a).

         "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the LSE or the ASE.

         "Reports" shall mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority (other than the Commission).

         "Representatives" shall mean, collectively, the Company's Representatives and the Acquiror's Representatives.

         "Required Acquiror Vote" shall have the meaning ascribed to such term in Section 7.01(b).

         "Required Company Vote" shall have the meaning ascribed to such term in
Section 7.01(a).

                         AGREEMENT AND PLAN OF MERGER
                                  ANNEX A-11

         "SEC Reports" shall mean (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents required to be filed during a specified period by a specified Person with the Commission pursuant to the Securities Act or the Exchange Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Share Issuance" shall mean the issuance of shares of Acquiror Common Stock to be issued in the Merger.

         "Significant Subsidiary" means any Subsidiary of the Company or the Acquiror, as the case may be, that constitutes a significant subsidiary of such party as such term is defined in Rule 1-02 of Regulation S-X of the Commission.

         A "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management.

         "Superior Proposal" means a bona fide Acquisition Proposal that the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisers and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal or offer and the Person making the proposal or offer, (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders, from a strategic and financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed; provided, however, that, for the purposes of this definition, the term "Acquisition Proposal" shall have the meaning ascribed to it herein except that the reference therein to 10% shall be deemed to be a reference to 50% and the proposal or offer therein described shall be deemed only to refer to a transaction involving the Company or the assets of the Company (including the shares of the Subsidiaries of the Company), taken as a whole, rather than any transaction relating to any of the Subsidiaries of the Company alone.

         "Surviving Corporation" shall mean the Company as the corporation surviving the Merger.

         "Tax Returns" shall have the meaning ascribed to such term in Section 4.14(a) of the Agreement.

         "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments

                         AGREEMENT AND PLAN OF MERGER
                                  ANNEX A-12
or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

         "TBCA" shall mean the Texas Business Corporation Act, as in effect on the date of this Agreement and from time to time thereafter during the pendency hereof.

         "Terminated Acquiror Benefit Plans" shall mean Benefit Plans that were sponsored, maintained, or contributed to by the Acquiror or any of its Subsidiaries within six years prior to the date of this Agreement but which have been terminated prior to the date of this Agreement.

         "Terminated Company Benefit Plans" shall mean Benefit Plans that were sponsored, maintained or contributed to by the Company or any of its Subsidiaries within six years prior to the date of this Agreement but which have been terminated prior to the date of this Agreement.

         "Terminating Acquiror Breach" shall have the meaning ascribed to such term in Section 9.10(c)of the Agreement.

         "Terminating Company Breach" shall have the meaning ascribed to such term in Section 9.01(b) of the Agreement.

         "Termination Fee" shall have the meaning ascribed to such term in
Section 9.05(b).

         "Title Defect" shall mean any encumbrance, encroachment, irregularity, defect in or objection to a party's title to or contractual right in the oil and gas properties of such party (expressly excluding Permitted Encumbrances), that alone or in combination with other defects renders such party's title to any of such oil and gas properties less than Marketable Title. In evaluating whether an encumbrance, encroachment, irregularity, defect in or objection to title or contractual right exists, due consideration shall be given to the length of time that the leases have been producing hydrocarbon substances, whether such oil and gas properties are in "pay status" and whether such defect is of the type expected to be encountered in the area involved and is customarily acceptable to prudent operators and interest owners. (As used herein, "pay status" shall mean payment is being made by a third party for the production from such oil and gas properties without indemnity from such party except such indemnities as are customarily included in division orders, transfer orders, product purchase agreements and similar instruments commonly used in connection with the payment of proceeds from production.) Such usual and customary defects include defects that have been cured by possession under applicable statutes of limitation, defects in the early chain of title such as failure to recite marital status in documents, omission of heirship or succession proceedings, lack of survey and failure to record releases of liens, production payments or mortgages that have expired of their own terms to the extent such defects represent matters that are not reasonably expected to result in claims that will adversely affect such party's title to such oil and gas properties. Materialmen's, mechanics', repairmen's, employees', contractors', operators' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of such oil and gas properties shall not constitute a Title Defect (i) if they have not been filed pursuant to Law, (ii) if filed, they have not yet become due and payable or payment is being

                         AGREEMENT AND PLAN OF MERGER
                                  ANNEX A-13
withheld as provided by Law or (iii) if their validity is being contested in good faith by appropriate action.


                         AGREEMENT AND PLAN OF MERGER
                                  ANNEX A-14

                                                                         ANNEX B
                                         Garnet Resources Corporation Affiliates


                             AFFILIATE'S AGREEMENT

                                    [Date]


Aviva Petroleum Inc.
8235 Douglas Avenue
Suite 400
Dallas, Texas 75225

Ladies and Gentlemen:

         The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Garnet Resources Corporation, a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Regulations of the Commission under the Securities Act.

         Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Aviva Petroleum Inc., a Texas corporation (the "Acquiror"), Aviva Merger Inc., a newly formed Delaware corporation and a wholly owned, indirect Subsidiary of the Acquiror ("Newco"), and the Company dated as of June 24, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Newco with and into the Company (the "Merger"), the undersigned will be entitled to receive shares of Acquiror Common Stock in exchange for shares of Company Common Stock owned by the undersigned at the Effective Time of the Merger as determined pursuant to the Merger Agreement. Capitalized terms used but not defined herein are defined in Annex A to the Merger Agreement and are used herein with the same meanings as ascribed to them therein.

         In consideration of the agreements contained herein, the Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned will not make any sale, transfer or other disposition of the Acquiror Common Stock received by the undersigned pursuant to the Merger in violation of the Securities Act or the applicable Regulations thereunder. The undersigned has been advised that the offering, sale and delivery of the shares of Acquiror Common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed to be an Affiliate of the Company at the time the Merger is submitted for a vote of the

                         AGREEMENT AND PLAN OF MERGER
                                  ANNEX A-15
stockholders of the Company, the Acquiror Common Stock received by the undersigned pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

         The undersigned also understands that instructions will be given to the transfer agent for the Acquiror Common Stock with respect to the Acquiror Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

         "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Aviva Petroleum Inc., a copy of which agreement is on file at the principal offices of Aviva Petroleum, Inc."

It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Acquiror an opinion of counsel, in form and substance reasonably satisfactory to the Acquiror, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act and
(ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

         By its execution hereof, the Acquiror agrees that it will, as long as the undersigned owns any shares of Acquiror Common Stock to be received by the undersigned pursuant to the Merger that are subject to the restrictions on sale, transfer or other disposition herein set forth, take all reasonable efforts to make timely filings with the Commission of all reports required to be filed by it pursuant to the Exchange Act and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.


                                      Very truly yours,


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:
                                         Date:
                                         Address:


                         AGREEMENT AND PLAN OF MERGER
                                  ANNEX A-16

ACCEPTED this ___ day
of __________, 1998

AVIVA PETROLEUM INC.


By:
         ------------------------------------
         Name:
         Title:


                         AGREEMENT AND PLAN OF MERGER
                                  ANNEX A-17